                            Filed with the Securities and Exchange Commission on April 20, 2004

                                                 Registration No. 33-89676
===========================================================================================================================
                                            SECURITIES AND EXCHANGE COMMISSION
                                                  WASHINGTON, D.C. 20549

                                              Post-effective Amendment No. 9
                                                        On Form S-3

                                 Registration Statement Under The Securities Act of 1933*

                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                   (Exact name of registrant as specified in its charter)

                                                         CONNECTICUT
                               (State or other jurisdiction of incorporation or organization)

                                                             63
                                  (Primary Standard Industrial Classification Code Number)

                                                         06-1241288
                                            (I.R.S. Employer Identification No.)

                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                           TIMOTHY P. HARRIS, CHIEF LEGAL OFFICER
                               ONE CORPORATE DRIVE, SHELTON, CONNECTICUT 06484 (203) 926-1888
            (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                         Copy To:
                                                    ROBIN WAGNER, ESQ.
                                           VICE PRESIDENT AND CORPORATE COUNSEL
                              One Corporate Drive, Shelton, Connecticut 06484 (203) 925-7176

                             Approximate date of commencement of proposed sale to the public:
                May 1, 2004 or as soon as practical after the effective date of this Registration Statement

If any of the  securities  being  registered  on this form are to be offered on a delayed or continuous  basis  pursuant to
Rule 415 under the Securities Act of 1933 check the following:  X .

                                              Calculation of Registration Fee
===========================================================================================================================
            Title of each                                 Proposed              Proposed
              class of                                     maximum               maximum
             securities              Amount               offering              aggregate             Amount of
                to be                 to be                 price               offering            registration
             registered            registered             per unit               price**                 fee
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
        Market Value Adjusted
---------------------------------------------------------------------------------------------------------------------------
          Annuity Contracts                                                        $0                    $0
*Pursuant to Rule 429 under the Securities Act of 1934, the prospectus contained in this Registration Statement also relates to annuity contracts which are covered by earlier registration statements, including Registration File Numbers
33-26122, 33-58536 and 33-84306.
**The  proposed  aggregate  offering  price is estimated  solely for  determining  the  registration  fee. The amount to be registered and the proposed
maximum  offering  price per unit are not applicable  since these  securities  are not issued in  predetermined  amounts or units.
---------------------------------------------------------------------------------------------------------------------------

GMA

                                           Supplement to Prospectus Dated May 1, 2003
                                                  Supplement dated May 1, 2004

     This  Supplement  should be retained  with the May 1, 2003  Prospectus  for your  annuity  contract  issued by American
     Skandia Life Assurance Corporation  ("American Skandia").  If you do not have a May 1, 2003 Prospectus,  please contact
     American Skandia at  1-800-766-4530.  Please be advised that as of May 1, 2004, we are no longer selling any additional contracts  that are  described  in this  prospectus.  Therefore,  please  retain  your May 1, 2003  prospectus  and any supplements  thereto for future  reference as these  documents  will continue to constitute the prospectus to which you can refer.

1.       Appendix A Financial Information about American Skandia is deleted in its entirety.
2.       The "Incorporation of Certain Documents by Reference" section is deleted in its entirety and replaced with the following:
     "American  Skandia  publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information  about American  Skandia that is annually  audited by independent  accountants.  American  Skandia's annual report for the year ended December 31, 2003,  together with  subsequent  periodic  reports that American  Skandia files with the SEC, are  incorporated by reference into this  prospectus.  You can obtain copies,  at no cost, of any and all of this  information,  including the American  Skandia annual report that is not ordinarily  mailed to contract owners, the more current  reports and any  subsequently  filed  documents  at no cost by  contacting  us at American  Skandia -
     Variable  Annuities;  P.O. Box 7040;  Bridgeport,  CT 06601-7040  (Telephone :  203-926-1888).  The SEC file number for
     American  Skandia is  33-44202.  You may read and copy any filings  made by American  Skandia with the SEC at the SEC's
     Public Reference Room at 450 Fifth Street,  Washington,  D.C.  20549-0102.  You can obtain information on the operation of the Public  Reference  Room by calling (202)  942-8090.  The SEC  maintains an Internet site that contains  reports, proxy and information  statements,  and other information  regarding issuers that file  electronically  with the SEC at
     http://www.sec.gov.

                                                                                         AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                                                     One Corporate Drive, Shelton, Connecticut 06484

This Prospectus  describes the Guaranteed  Maturity Annuity (the "Annuity")  issued by American  Skandia Life Assurance  Corporation
("American  Skandia").  We may  simultaneously  offer several  types of contracts.  You may or may not be eligible for more than one type of contract.  Certain  features,  such as the  existence of or level of certain  charges,  may differ  among  various  types of contracts.  We may also declare  different  interest rates for different types of contracts.  Various rights and benefits may differ among jurisdictions to meet applicable laws and/or regulations.

This Annuity is made  available as  participating  interests in a group  contract or as an individual  contract.  Participants  in a group contract are issued  certificates  reflecting  their rights and  privileges.  Eligible  individuals  who may  participate in a group  contract  include  those who have  established  accounts  with certain  broker-dealers  who have entered into a  distribution agreement to offer  participating  interests in a contract,  as well as members of other  eligible  groups,  such as employees of an employer.  Purchasers of individual  contracts are issued a contract (see  "Distribution").  Both the  certificates  and  individual contracts  are  hereafter  referred to as the  "Contract."  Contracts  or certain  types of  Contracts  may not be  available in all jurisdictions.

We offer  various  interest  rate  Guarantee  Periods  (see  "Guarantee  Periods").  The minimum  premium we will accept from you is
$5,000,  which may be used to purchase  multiple  Contracts with  different  Guarantee  Periods.  Our minimum amount per Contract is
$2,000.  The minimum  premium we will accept from you which may be used to purchase a contract in conjunction  with a qualified plan is $2,000.  A Contract is issued as evidence  of the  acceptance  of each  premium or portion of a premium.  We issue an  additional
Contract for any subsequent premium accepted (see "Application and Initial Payment").

Values and benefits provided by the Annuity are funded by the general account assets of American Skandia (see "Investments").

These  securities  may be subject  to  substantial  charges  which  could  result in your  receipt of less than your  premium if you surrender your contract.  Whether such a result actually  occurs depends on the timing of any surrender,  the amount of such charges and the  interest  rates we are  crediting to  contracts.  Such  charges are the market  value  adjustment,  any sales charge we may deduct from your  premium,  and any  surrender  charge.  The actual  charges  will be shown in your  Contract.  (see  "Market  Value
Adjustment", "Sales Charge" and "Surrenders").

The interest rate in subsequent  guarantee  periods may be more or less than the rate in a previous period.  However,  the rates may not be lower than a minimum  determined  in  relation  to an index,  but may be higher.  Such index is not  controlled  by  American
Skandia. A minimum rate may be required for contracts issued in certain  jurisdictions,  including  contracts issued for delivery in
New York, if available (see "Interest Rates").

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Purchase  payments  under these  Annuities  are not  deposits or  obligations  of, or  guaranteed  or endorsed  by, any bank or bank subsidiary,  are not federally insured by the Federal Deposit Insurance Corporation,  the Federal Reserve Board, or any other agency and are not insured by the Securities Investor Protection Corporation ("SIPC") as to the loss of the principal amount invested.
------------------------------------------------------------------------------------------------------------------------------------
THESE  SECURITIES  HAVE NOT BEEN  APPROVED  OR  DISAPPROVED  BY THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY STATE  SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.

                                            FOR FURTHER INFORMATION CALL 1-800-752-6342.
------------------------------------------------------------------------------------------------------------------------------------
GMA-PROS-(05/2003)                                                   Issued by: American Skandia Life Assurance Corporation
Prospectus Dated:  May 1, 2003

                            PLEASE SEE OUR PRIVACY POLICY ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

                                            This page has been intentionally left blank.

     WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SKANDIA LIFE
  ASSURANCE CORPORATION..................................................................................................11
APPENDIX B - ILLUSTRATION OF MARKET VALUE ADJUSTMENT......................................................................1
APPENDIX C - ILLUSTRATION OF INTEREST CREDITING...........................................................................1

                                                         GLOSSARY OF TERMS

ANNUITANT is the person upon whose life your Contract is issued.

ANNUITY is the Guaranteed Maturity Annuity.

ANNUITY DATE is the date on which annuity payments are to commence.

BENEFICIARY(IES)  is (are) the person(s)  designated by you,  either as of the Contract Date or at a later date, as the recipient of the death benefit.

CONTINGENT ANNUITANT is the person designated by you to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CONTRACT,  for purposes of this  Prospectus,  is your  individual  Annuity,  or with  respect to a group  Annuity,  the  certificate evidencing  your  participation  in an underlying  group Annuity.  It also represents an account we set up and maintain to track our obligations to you.

CONTRACT DATE is the effective date of your Contract (shown as your "Certificate Date" with respect to a group Annuity).

CONTRACT YEARS are continuous 12-month periods commencing on the Contract Date and each anniversary of the Contract Date.

CURRENT  RATE is the  applicable  interest  rate we offer for a  Guarantee  Period  for your  type of  Contract.  Current  Rates are contained  in a  schedule  of rates  established  by us from time to time for the  Guarantee  Periods  then  being  offered.  We may establish different schedules for different types of Contracts.

GROSS SURRENDER VALUE is, as of any date, that portion of the Interim Value you specify for a full or partial surrender.

GUARANTEE PERIOD is the period during which the rate at which interest is credited to your Contract is guaranteed.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INITIAL GUARANTEE RATE is the rate of interest credited during the initial Guarantee Period for a Contract.

INTERIM VALUE is, as of any date, the Net Premium  credited to a Contract plus all interest  credited on such Net Premium,  less the sum of all previous Gross  Surrender  Values and interest  thereon from the date of each  surrender,  plus or minus any market value adjustment  made when choosing an alternate  Guarantee  Period and interest  thereon from the date such alternate  Guarantee  Period begins.

NET PREMIUM is a premium less any applicable  sales charge applied to premium when received and any applicable  premium tax deducted upon receipt of premium.

NET SURRENDER  VALUE is the amount  payable on a full or partial  surrender  after the  application  of any charges and market value adjustment.

OFFICE is our business office, American Skandia Life Assurance Corporation, One Corporate Drive, Shelton, Connecticut 06484.

PARTICIPANT is either an eligible entity or person who  participates in a group Contract or is named as having  ownership  rights in relation to an Annuity issued as an individual contract.  Eligibility depends on the specific Contract.

SUBSEQUENT  GUARANTEE RATE is the rate of interest  established by us for crediting to your Contract  during a subsequent  Guarantee
Period.

SURRENDER DATE is the date we receive a completed request In Writing for a surrender.

"We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.

"You" or "your" means the Participant.

                                                    SUMMARY OF ANNUITY FEATURES

The  Guaranteed  Maturity  Annuity is  designed  to allow you to  accumulate  funds for long term goals,  such as  retirement,  on a tax-deferred basis.  You may apply the accumulated funds on the Annuity Date to receive a stream of income payments.

                                                 GUARANTEE PERIODS & INTEREST RATES
Initial  Guarantee  Periods:  You select an initial  Guarantee Period among those we currently  offer. If we accept the premium,  we then issue a Contract.  The initial  Guarantee  Period  begins on the  Contract  Date (see  "Application  and Initial  Payment"  and
"Guarantee Periods").

Subsequent  Guarantee Periods: At the end of a Guarantee Period, a subsequent  Guarantee Period begins,  unless you have chosen such date as the Annuity Date. We reserve the right to make available  different  Guarantee  Periods than those which were available when your Contract was issued.  The  subsequent  Guarantee  Period will be the same as the previous one (or the next shortest one if that duration is no longer available)  unless we receive  instructions from you In Writing at least two business days before the close of the Guarantee  Period then ending.  However,  the subsequent  Guarantee  Period may not end beyond the Annuity Date (see  "Guarantee
Periods").

Alternate Guarantee Periods: You may choose,  subject to certain limitations,  to switch to an alternate Guarantee Period that would begin before your current  Guarantee  Period would  normally end.  Exercising  this  privilege  will subject your Interim Value to a market value  adjustment,  but not to a surrender  charge.  You may also need to change your Annuity Date in order to exercise  this privilege (see "Alternate Guarantee Periods").

Interest  Rates: We declare  interest rates for the available  Guarantee  Periods from time to time. The rate applicable  throughout any Guarantee  Period is the one in effect when such  Guarantee  Period begins.  The rates we declare are subject to a minimum,  but we may  declare  higher  rates.  The minimum is  determined  in relation to an index we do not  control.  For  Contracts  issued for delivery in certain  jurisdictions,  including New York, if available,  rates may not be lower than the minimum rate in the contract issuing jurisdiction, irrespective of the index.

We reserve the right to  simultaneously  declare  Subsequent  Guarantee  Rates for existing  Contracts  that are higher than Current
Rates for the Guarantee  Periods of the same duration  applicable to newly issued  Contracts of the same type,  where allowed by law and regulation (see "Interest Rates").

Market Value  Adjustment:  The market  value  adjustment  may  increase or decrease  the amount  payable to you on a full or partial surrender.  Such a surrender  at the end of a  Guarantee  Period,  and,  where  required  by law,  the 30 days prior to the end of a
Guarantee  Period,  is not affected by this  adjustment.  In addition,  the market value  adjustment  will be applied to the Interim
Value when choosing an alternate Guarantee Period.

The  adjustment  reflects the  relationship  as of the time of its  calculation  between:  (a) the rate then being  credited to your
Contract;  and (b) the Current  Rate for your type of Contract  with a Guarantee  Period  equal to the time  remaining to the end of your current Guarantee  Period.  Our Current Rates are expected to be sensitive to interest rate  fluctuations,  thereby making this adjustment  equally  sensitive  to such  changes.  There would be a downward  adjustment  when the  applicable  Current Rate plus an adjustment  rate  exceeds  the rate  currently  being  credited  to your  Contract.  There  would be an upward  adjustment  when the applicable  Current Rate plus the adjustment rate is lower than the rate currently  being credited to your Contract.  The adjustment rate is the same for all  contracts of the same type,  and cannot  exceed  0.25% of interest for any type of Contract.  (see "Market
Value Adjustment").

                                                  DEATH BENEFITS AND ANNUITIZATION
Death Benefits:  A death benefit of the greater of your Contract's  Interim Value or 100% of premium less the sum of all prior Gross
Surrender  Values,  is  provided  in the event of your  death or the  Annuitant's  death (if there is no  Contingent  Annuitant)  if occurring both (a) prior to the Annuity Date,  and (b) before the beginning of the Contract Year which starts  following the earlier of your or the Annuitant's 85th birthday (see "Death Benefit").

Annuity  Date and Annuity  Options:  You may choose the  Annuity  Date.  However,  it must be the first day of the first month on or after the end of a Guarantee  Period,  and after the third  Contract  Year.  You may choose  among a number of annuity  options (see
"Annuity Date" and "Annuity Options").

                                                      ACCESS TO ACCOUNT VALUE
Surrenders:  Total and  partial  surrenders  of your  Contract  are  permitted  prior to the  Annuity  Date.  Such  total or partial surrenders may be assessed a surrender  charge and/or a market value  adjustment  (see  "Surrenders").  A full or partial  surrender may result in a taxable event, and in certain situations, a tax penalty (see "Certain Tax Considerations").

Free  Withdrawal  Privilege:  Once each Contract Year after the first you may withdraw an amount  without any  applicable  surrender charge being  assessed.  This amount  equals the  "growth" in the  Contract.  "Growth" is defined as: (a) the  interest  credited to your Contract in the prior  Contract Year,  plus (b) the interest  credited to your Contract in Contract Years previous to the last, subject to a market value  adjustment,  provided that immediately  after the withdrawal  (including any market value adjustment) the remaining  Interim Value times the market value adjustment is at least equal to the unliquidated  premium plus the value at the time credited of any amounts added due to premium size (see "Free Withdrawal Privilege").

Medically-Related  Withdrawals:  Where permitted by law, any applicable  surrender  charge or market value adjustment is waived on a full  surrender if we receive  satisfactory  evidence of certain  medically-related  events or  conditions  (see  "Medically-Related
Withdrawals").

                                                              CHARGES

====================================================================================================================================
Sales Charge:  Effective  September 16, 2002, all references to sales charge  throughout the Prospectus are no longer applicable and are deleted.  This change  affects  existing  Participants  who  purchased  the Annuity prior to September 16, 2002, as well as, new
Participants who purchase the Annuity on or after September 16, 2002.

American  Skandia  reserves the right to assess a sales charge when offering the Contract in the future.  However,  Participants who purchased an Annuity before such date will not be subject to a sales charge.

Surrender  Charge:  Effective  September 16, 2002,  all  references to surrender  charge  throughout  the  Prospectus  are no longer applicable and are deleted.  This change  affects  existing  Participants  who purchased the Annuity prior to September 16, 2002, as well as, new  Participants  who purchase the Annuity on or after  September 16, 2002.  There is no surrender  charge  applied if the
Annuity is surrendered or a partial withdrawal is made,  including any amounts withdrawn under the Free Withdrawal  privilege or the
Medically-Related Withdrawals provision.  A Market Value Adjustment may apply.

American  Skandia reserves the right to assess a surrender  charge when offering the Contract in the future.  However,  Participants who purchased an Annuity before such date will not be subject to a surrender charge.
====================================================================================================================================

Sales Charge:  This Contract  does not feature a sales charge.  However,  we also offer a version of this Contract that does feature a sales  charge.  If you purchase a version of this  Contract  that  features a sales  charge,  the amount and schedule of the sales charge will be shown on a Supplement  to this  Prospectus  as well as in your  Contract.  Any such sales charge  percentages  may be level or decrease according to a specified schedule (see "Sales Charge").

Surrender  Charge:  This  Contract  imposes a surrender  charge upon any full or partial  surrender  taken within six (6) years of a premium  payment.  However,  we also offer a version of this  Contract that does not feature a surrender  charge.  If you purchase a version of this Contract that does not feature a surrender  charge,  the Contract will have a sales charge as discussed above and as shown on a Supplement to this  Prospectus as well as in your  Contract.  For those  Contracts that feature a surrender  charge,  the amount of the charge is calculated at 6.0% of the Gross Surrender Value deemed to be a liquidation of premium.

Premium  Taxes:  In several  states,  a premium tax is payable,  either when  premiums are  received  or, when the Interim  Value is applied  under an annuity  option.  We will deduct the amount of the  premium tax  payable,  if any,  from your  premiums or Interim
Value. The amount of the premium tax varies from  jurisdiction to jurisdiction,  which any state  legislature may change.  Also, any state  legislature  may decide to impose the tax when premium  payments are made.  In those  jurisdictions  imposing such a tax, the tax rates currently in effect range up to 3 1/2%.  However, local taxes may be higher.

                                                           MISCELLANEOUS
Additional  Amounts on Qualifying  Purchase  Payments:  We reserve the right to make additions to the Interim Values of Contracts of
Owners  submitting large amounts of premium,  wherever  allowed by law. As of the date of this Prospectus,  the breakpoints for such treatment are premiums of $500,000,  $1,000,000 and $5,000,000.  We reserve the right to change these  breakpoints  (see "Additional
Amounts on Qualifying Purchase Payments").

Multiple  Contracts:  We issue a Contract for each acceptable  premium or portion thereof,  subject to our rules for minimum amounts per Contract.  Subsequent discussion in this Prospectus will be in terms of a single Contract.

                                                      PURCHASING YOUR ANNUITY

APPLICATION AND INITIAL PAYMENT
We may require a properly  completed  application or enrollment  form, a premium,  and any other  materials  under our  underwriting rules before we agree to issue an Annuity.  We may issue an Annuity  without  completion of an  application  or enrollment  form for certain classes of Annuities, where permitted by law.

We offer  various  initial  Guarantee  Periods.  Subject to our rules,  you may choose to have your Net Premium or portions  thereof accumulate interest for one or more of the Guarantee Periods then available.  While we may issue multiple  Contracts,  such multiple
Contracts  may be treated for tax  purposes as if they were a single  Contract  (see  "Certain  Tax  Considerations").  No Guarantee
Period may end later than the Annuity Date.

Once we accept your premium and all our  requirements  are met, we issue a Contract for each  initial  Guarantee  Period you choose.
The minimum  premium we will accept from you is $5,000.  Our minimum  amount per  Contract is $2,000.  Therefore,  you could  choose one but not more than two Guarantee  Periods if you sent the minimum  premium  amount.  The minimum  premium we will accept from you which may be used to purchase a Contract in conjunction  with a qualified plan is $2,000.  Our prior approval is required  before we will accept a premium of any amount that would cause the combined Interim Value of all your Contracts to exceed $500,000.

We confirm each premium payment in writing.

RIGHT TO CANCEL
You may  return  your  Contract  for a  refund  within  a  specified  period.  Depending  on the  applicable  legal  and  regulatory requirements,  this period may be within ten days of receipt,  twenty-one  days of receipt or longer.  Unless we are required by law to return the premium  amount,  the amount of the refund will equal the Interim  Value times the market value  adjustment  as of the date we receive the  cancellation  request plus any amount  deducted for premium tax and/or any sales charge,  less the  accumulated value of any  additions we make because of the amount of premium  paid.  When your  Contract is issued,  you will be informed of the amount due if you exercise this right.  Exercising  the right  requires  return of the Contract to us or to the  representative  who solicited your purchase.

                                                          FEES AND CHARGES

====================================================================================================================================
Sales Charge:  Effective  September 16, 2002, all references to sales charge  throughout the Prospectus are no longer applicable and are deleted.  This change  affects  existing  Participants  who  purchased  the Annuity prior to September 16, 2002, as well as, new
Participants who purchase the Annuity on or after September 16, 2002.

American  Skandia  reserves the right to assess a sales charge when offering the Contract in the future.  However,  Participants who purchased an Annuity before such date will not be subject to a sales charge.

Surrender  Charge:  Effective  September 16, 2002,  all  references to surrender  charge  throughout  the  Prospectus  are no longer applicable and are deleted.  This change  affects  existing  Participants  who purchased the Annuity prior to September 16, 2002, as well as, new  Participants  who purchase the Annuity on or after  September 16, 2002.  There is no surrender  charge  applied if the
Annuity is surrendered or a partial withdrawal is made,  including any amounts withdrawn under the Free Withdrawal  privilege or the
Medically-Related Withdrawals provision.  A Market Value Adjustment may apply.

American  Skandia reserves the right to assess a surrender  charge when offering the Contract in the future.  However,  Participants who purchased an Annuity before such date will not be subject to a surrender charge.
====================================================================================================================================

SALES CHARGE
This Contract does not feature a sales charge.

However,  we also offer a version of this  Contract  that does feature a sales  charge.  If you purchase a version of this  Contract that features a sales charge,  the amount and schedule of the sales charge will be shown on a Supplement to this  Prospectus as well as in your  Contract.  Any such sales charge  percentages  may be level or decrease  according to a specified  schedule  (see "Sales
Charge").  As of the date of this  Prospectus,  we were not offering  Contracts  with sales  charges in excess of 6% of premium upon receipt.  However,  we reserve the right to offer new types of  Contracts  with sales  charges of not more than 8.5% of premium upon receipt.  Sales charge  percentages may be level or may decrease  according to a specified  schedule.  For example, a Contract could have a  schedule  of sales  charges  such that 5% is  assessed  against  the first  $10,000  of the  cumulative  premiums  paid by a
Participant,  4% is assessed  against the next $10,000 of cumulative  premiums  paid by that  Participant,  and 3% assessed  against cumulative  premiums paid by a Participant in excess of $20,000.  This example is  hypothetical.  The actual amount and schedule for such a charge, if any, will be shown on a Supplement to the Prospectus as well as in your Contract.

From time to time we may  structure  sales  charges for a group  Contract,  or we may reduce or waive sales  charges for  individual
Contracts,  when either are sold in a manner that reduces sales  expenses or spreads them out over time. We would  consider  various factors,  including (1) the size and type of group, (2) the amount of premiums,  (3) additional premiums from existing Participants, and/or (4) other transactions where our sales expenses are likely to be reduced, eliminated or spread out over time.

No sales charge is imposed when any group Contract or any individual  Contract  issued  pursuant to this  Prospectus is owned on its
Contract Date by: (a) any parent  company,  affiliate or subsidiary of ours;  (b) an officer,  director,  employee,  retiree,  sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through  (f),  above;  (h) the parents of any such  person  noted in (b)  through  (g),  above;  (i) the  child(ren)  or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in
(b) through (h) above.  No such group  Contract or  individual  Contract is eligible  for any  Additional  Amount due to the size of premiums (see "Additional Amounts on Qualifying Purchase Payments").

Any elimination of any sales charge or any reduction to the amount of such charges will not  discriminate  unfairly between Contract purchasers.  We will not make any such changes to this charge where prohibited by law.

Depending on the  Guarantee  Period you choose and the Interest Rate Credited to your  Contract,  assessment of a substantial  Sales
Charge  could  result in your  receipt of less than your  premium  even if you  surrender  your  Contract  at the end of a Guarantee
Period.  For example,  if you chose a one-year  Guarantee  Period, we were crediting 4% interest per year when your Guarantee Period began,  and the sales charge was 5% of your premium,  you would receive less than your premium if you  surrendered  your Contract at the end of the initial  Guarantee Period.  You could also receive less than your premium due to any applicable  surrender charge and the market value adjustment (see "Surrenders").

Surrender Charge
This Contract  imposes a surrender charge upon any full or partial  surrender taken within six (6) years of a premium  payment.  The amount of the charge is calculated at 6.0% of the Gross Surrender Value deemed to be a liquidation of premium.

However,  we also offer a version of this  Contract  that does not feature a  surrender  charge.  If you  purchase a version of this
Contract  that does not feature a surrender  charge,  the Contract  will have a sales  charge as  discussed  above and as shown on a
Supplement to this Prospectus as well as in your Contract.

For those Contracts that feature a surrender  charge,  the type and level of charges will be shown in your Contract.  The charge may be level for a specified  number of years or it may start at a particular  level and then grade down to zero over a specified number of  years.  The  charge  may also  depend on the  duration  of the  Initial  Guarantee  Period  you  select.  As of the date of this
Prospectus,  we were not offering  Contracts with  surrender  charges in excess of 6% of premium.  However,  we reserve the right to offer new types of  Contracts  with sales  charges  of not more than 8.5% of  premium.  In  addition,  if both a Sales  Charge and a
Surrender Charge exist in the same Contract, the total of both charges will not exceed 8.5% of premium.

When the surrender  charge is assessable  against the amount of premium being  liquidated,  then  surrenders or partial  surrenders, except for those  amounts  taken  under the free  withdrawal  provision,  are deemed  for the  purpose of this  charge to be first a liquidation  of premium.  Amounts taken under the free  withdrawal  privilege  are not  considered a  liquidation  of premium.  On a partial  surrender,  Gross  Surrender  Value is deemed to come first from: (a) any interest then available under the free withdrawal provision;  then from (b) any premium not yet liquidated,  and then from (c) any remaining  interest and any amounts credited due to premium  size (see  "Additional  Amounts on  Qualifying  Purchase  Payments").  This does not  coincide  with the  treatment of such surrenders for tax purposes (see "Certain Tax Considerations).

From time to time we may  structure  surrender  charges  for a group  Contract,  or we may  reduce or waive  surrender  charges  for individual  Contracts,  when  either are sold in a manner  that  reduces  sales  expenses  or spreads  them out over time.  We would consider  various  factors  including  (1) the size and type of group,  (2) the amount of premiums,  (3)  additional  premiums  from existing  Participants,  and/or (4) other transactions  where our sales expenses are likely to be reduced,  eliminated or spread out over time.

No surrender  charge is imposed when any group Contract or any individual  Contract  issued  pursuant to this Prospectus is owned on its Contract Date by: (a) any parent company,  affiliate or subsidiary of ours; (b) an officer, director,  employee,  retiree, sales representative,  or in the case of an affiliated broker-dealer,  registered representative of such company; (c) a director,  officer or trustee of any underlying  mutual fund;  (d) a director,  officer or employee of any investment  manager,  sub-advisor,  transfer agent, custodian,  auditing, legal or administrative services provider that is providing investment management,  advisory,  transfer agency,  custodianship,  auditing,  legal and/or administrative services to an underlying mutual fund or any affiliate of such firm;
(e) a director,  officer,  employee or registered  representative  of a  broker-dealer  or insurance  agency that has a then current selling agreement with us and/or with American Skandia  Marketing,  Incorporated;  (f) a director,  officer,  employee or authorized representative  of any  firm  providing  us or our  affiliates  with  regular  legal,  actuarial,  auditing,  underwriting,  claims, administrative,  computer support,  marketing, office or other services; (g) the then current spouse of any such person noted in (b)
through  (f),  above;  (h) the parents of any such  person  noted in (b)  through  (g),  above;  (i) the  child(ren)  or other legal dependent  under the age of 21 of any such person noted in (b) through (h) above;  and (j) the siblings of any such persons noted in
(b) through (h) above.  No such group  Contract or  individual  Contract is eligible  for any  Additional  Amount due to the size of premiums (see "Additional Amounts on Qualifying Purchase Payments").

Any  elimination  of any surrender  charge or any  reduction to the amount of such charges will not  discriminate  unfairly  between
Contract purchasers.  We will not make any such changes to this charge where prohibited by law.

                                                       MANAGING YOUR ANNUITY

PARTICIPANT, ANNUITANT AND BENEFICIARY DESIGNATIONS
When you purchase an Annuity,  you must make certain  designations,  including a  Participant  and an  Annuitant.  You may also make certain other designations.  These designations  include a contingent  Participant,  a Contingent  Annuitant,  a Beneficiary,  and a
contingent  Beneficiary.  Certain  designations are required,  as indicated below.  Such  designations  will be revocable unless you indicate  otherwise or we endorse your Annuity to indicate  that such  designation  is  irrevocable  to meet certain  regulatory  or statutory requirements.

Some of the tax  implications  of the various  designations  are  discussed in the section  entitled  "Certain Tax  Considerations".
However,  there are other tax issues than those  addressed in that section,  including,  but not limited to, estate and  inheritance tax issues.  You should consult with a competent tax counselor  regarding the tax implications of various  designations.  You should also consult with a competent  legal advisor as to the  implications of certain  designations in relation to an estate,  bankruptcy, community property where applicable and other matters.

A Participant  must be  designated.  You may designate more than one  Participant.  If you do, all rights  reserved to  Participants are then held  jointly.  We require  consent  In Writing of all joint  Participants  for any  transaction  for which we require  the written  consent of  Participants.  Where required by law, we require the consent of the spouse of any person with a vested interest in an  Annuity.  Naming  someone  other  than the  payor  of a  premium  as the  Participant  may have  gift,  estate  or other  tax implications.

You may designate  more than one primary or contingent  Beneficiary  and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate  beneficiary class,  unless you have requested  otherwise In Writing.  The Beneficiary is the person or persons entitled to receive the death benefit or remaining  certain payments under an annuity option with certain  payments.  Unless you indicated that a prior choice was  irrevocable,  you may change these  designations at any time during the Annuitant's  lifetime by sending a request In Writing.

If a  Participant's  spouse is  designated  as the sole primary  Beneficiary  of the Annuity and the  Participant  dies prior to the
Annuity Date, the  Participant's  Spouse,  as  Beneficiary,  may elect to be treated as Participant  and continue the Annuity at its current  Account  Value,  subject to its terms and  conditions.  If the Annuity is owned  jointly by both  spouses,  and the primary
Beneficiary is designated as "surviving spouse",  each spouse named individually,  or a designation of similar intent, then upon the death of either Participant, the surviving spouse may elect to be treated as Participant.

If the primary  Beneficiary  dies before  death  proceeds  become  payable,  the  proceeds  will  become  payable to the  contingent
Beneficiary.  If no  Beneficiary  is alive at the time of the death upon which death  proceeds  become  payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

You may name one or more  Contingent  Annuitants.  There may be adverse  tax  consequences  if a  Contingent  Annuitant  succeeds an
Annuitant  and the  Contract  is owned by a trust that is neither  tax exempt nor does not qualify  for  preferred  treatment  under certain  sections  of the Code,  such as Section 401 (a  "non-qualified"  trust).  In  general,  the Code is designed to prevent the benefit of tax deferral from  continuing  for long periods of time on an indefinite  basis.  Continuing  the benefit of tax deferral by naming one or more  Contingent  Annuitants  when the  Contract  is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax  treatment may depend on the terms of the trust,  who is named as Contingent  Annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a Contingent  Annuitant if you expect to use a Contract in such a fashion.  You must name Contingent  Annuitants according to our rules when a Contract is used as a funding  vehicle for certain  retirement  plans designed to meet the  requirements of Section
401 of the Internal Revenue Code.

ADDITIONAL AMOUNTS ON QUALIFYING PURCHASE PAYMENTS

====================================================================================================================================
Effective  September 16, 2002, all references to Additional  Amounts on Qualifying  Purchase Payments  throughout the Prospectus are not applicable and are deleted.
====================================================================================================================================

Wherever  allowed by law, we reserve the right to make  additions  to the Interim  Values of Contracts  of  Participants  submitting large amounts of premium.

The current breakpoints for qualifying for such additional amounts and the amount we credit are as follows:

                          ----------------------------------------------- -----------------------
                                         Purchase Payment                   Additional Amount*
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          At least $500,000 but less than $1,000,000              1.25%
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          Between $1,000,000  and $4,999,999                      3.00%
                          ----------------------------------------------- -----------------------
                          ----------------------------------------------- -----------------------
                          $5,000,000 or greater                                   3.75%
                          ----------------------------------------------- -----------------------
                           * as a percentage of the Purchase Payment.

As of the date of the Prospectus we make such a program  available for Contracts that do not otherwise  differentiate  sales charges or surrender  charges on the amount of premium  received.  However,  we reserve the right to modify,  suspend or terminate it at any time, or from time to time, without notice.

If you submit premium to purchase  multiple  Contracts,  we divide the additions to the Contracts  then being  purchased in the same proportion as the premium is being divided among such Contracts.

Should you have a right to cancel your  Contract  (see "Right to Cancel") and exercise such a right,  the  accumulated  value of the additional amount credited will not be included in the amount returned to you.

We do not consider  additional  amounts  credited due to premium size to be an increase in your  "investment  in the contract"  (see
"Certain Tax Considerations).

Additional amounts credited are not included in any amounts you may withdraw without  assessment of any applicable  surrender charge
(see "Free Withdrawal Privilege").

                                                    MANAGING YOUR ACCOUNT VALUE

Guarantee Periods
As of the date of this  Prospectus,  we offer  Guarantee  Periods  with  annual  durations  of one to ten  years.  We may change the
Guarantee  Periods we offer at some future date;  however,  any such change will not have an impact on any Guarantee  Period then in effect.  See Appendix C for an illustration of how interest is credited during a Guarantee Period.

At the end of a Guarantee  Period that occurs prior to the Annuity  Date, a subsequent  Guarantee  Period  begins.  At least 30 days prior to the end of any Guarantee  Period of at least a year's duration,  or earlier where required by law or regulation,  we inform you of the Guarantee  Periods  available as of the date of such notice.  We do not provide a similar notice if the Guarantee  Period that is ending is of less than a year's  duration.  Subject to our rules,  a  subsequent  Guarantee  Period will begin  according to your  instructions,  if received at our Office not less than two business  days prior to the last day of the  Guarantee  Period then coming  to an end.  If you don't  send us  instructions  or  instructions  are not  received  in a timely  fashion,  the  subsequent
Guarantee Period will be equal in duration to the one just ended.

We may change the guarantee  periods  available at any time,  including the period  between the date we mail you notice and the date your  subsequent  guarantee  period  begins.  If you  choose a  duration  that is no longer  available  on the date your  subsequent
Guarantee Period begins and we cannot reach you to choose a different  duration,  the next shortest duration will apply.  Similarly, if you have made no choice but we no longer are making available  Guarantee  Periods equaling the one then ending for your Contract, the next shortest duration will apply.  However, in no event will the Guarantee Period end after the Annuity Date.

Alternate Guarantee Periods
You may choose to switch to an  alternate  Guarantee  Period that would begin before your current  Guarantee  Period would  normally end, subject to the following rules:

         1.       We must receive your request In Writing at our Office.

         2.       The beginning of the new Guarantee  Period is the first business day after the date we receive all the information we need to process your request.

         3.       The Guarantee  Period you choose must be one we are making  available on the date the new  Guarantee  Period is to begin.

         4.       Your Annuity Date must be the first day of the month on or  immediately  after an anniversary of the date on which the new  Guarantee  Period  begins.  If  necessary  to meet this  requirement,  you must choose a new Annuity Date before we will process your request.

         5.       The new Guarantee Period may not extend beyond the Annuity Date.

         6.       We will process only one such request per Contract per Contract Year.

         7.       In certain Contracts,  you may not choose a shorter Guarantee Period than the Initial Guarantee Period until after the date the Initial Guaranteed Period was scheduled to end.

Any applicable market value adjustment  formula will be applied to your Contract's  Interim Value immediately prior to the beginning of the new Guarantee  Period.  No surrender charge will be assessed.  The resulting  Interim Value will be credited  interest at the
Subsequent Guarantee Rate for the new Guarantee Period.

Exercising  this  privilege  may or may not increase  your interim  value over time.  That will depend on such factors as any market value adjustment  applicable at the time the privilege is exercised,  the Guarantee Period you choose and Subsequent  Guarantee Rate we are then  crediting for that  Guarantee  Period,  the length of time you  subsequently  hold your  Contract,  and any  subsequent partial surrenders or withdrawals under the Free Withdrawal Privilege.

Interest Rates
Declared  rates are  effective  annual rates of interest.  The rate is  guaranteed  throughout  the  Guarantee  Period.  The Initial
Guarantee  Rate applies to the Net Premium less all Gross  Surrender  Values during the initial  Guarantee  Period.  The  Subsequent
Guarantee  Rate for any  subsequent  Guarantee  Period  applies to the Interim Value on the date such  subsequent  Guarantee  Period begins less all Gross Surrender Values after that date.

We inform you of the Initial  Guarantee Rate when we confirm  acceptance of your premium and issuance of your Contract.  You will be informed of the Subsequent Guarantee Rate applicable to any subsequent Guarantee Period as part of the annual report we send you.

At any time we may change  interest  rates.  Any such change does not have an impact on the rates  applicable  to Guarantee  Periods already in effect.  However, such a change will affect the Market Value Adjustment (see "Market Value Adjustment).

When a subsequent  Guarantee Period begins,  the rate applied to your Contract will not be less than the rate then applicable to new
Contracts of the same type with the same Guarantee Period.

Interest  rates are subject to a minimum.  We may declare higher rates.  The minimum for each  Guarantee  Period is based on both an index and a reduction to the interest rate determined according to the index.
-----       ---------

Each index is based on the  published  rate for  certificates  of  indebtedness  (bills,  notes or bonds,  depending  on the term of
     -----
indebtedness)  of the United  States  Treasury at the most recent  Treasury  auction held at least 30 days prior to the beginning of the Guarantee  Period to which the minimum is to apply.  The term (length of time from issuance to maturity) of the  certificates of indebtedness  upon  which the index  used for any  Guarantee  Period is the same as the  Guarantee  Period.  If no  certificates  of indebtedness  are available for such term,  the next shortest  term is used.  If the United  States  Treasury's  auction  program is discontinued,  we will  substitute  indexes which in our opinion are  comparable.  If required,  implementation  of such  substitute indexes will be subject to approval by the Securities and Exchange  Commission and the Insurance  Department of the  jurisdiction in which the Contract was delivered.  (For group  Contracts,  it is our expectation that approval of only the jurisdiction in which the underlying group contract was delivered would apply.)

The reduction  used in  determining  the minimum is an amount not to exceed 2% percent of interest.  We may reduce this amount for a
    ---------
particular type of Contract if we can expect reduced sales expenses or other expenses in relation to sales of that Contract.

In certain  jurisdictions,  including  New York,  if  available,  in no event will the minimum be less than the minimum  rate in the contract issuing jurisdiction, irrespective of the index.

Your  Contract  may include a provision  committing  us to declare  Subsequent  Guarantee  Rates  applicable  to certain  Subsequent
Guarantee  Periods at higher  rates than the  Current  Rates for that type of  Contract.  The manner in which  Subsequent  Guarantee
Rates are  increased  will be  uniform  for all  Participants  in any one  particular  group  Contract.  The  manner  in which  such
Subsequent  Guarantee  Rates are  increased  will be  uniform  for all owners of any one  particular  type of  individual  Contract, wherever such an increase in rates is allowed by law and/or regulation.  For any particular  Contract,  the number of Contract Years required  before  such an  increase  in rates  applies or the size of such  increase  will  depend on our  expectations  as to sales expenses and other expenses in relation to sales of that type of Contract.

We have no specific formula for determining the interest rates we declare.  Rates may differ,  between types of Contracts,  even for
Guarantee  Periods of the same  duration  starting at the same time.  We expect such rates to reflect the returns  available  on the type of  investments  we make to support these types of  Contracts.  However,  we may also take into  consideration  in  determining rates such factors  including,  but not limited to, the duration of the  Guarantee  Period,  regulatory  and tax  requirements,  the liquidity of the secondary markets for the type of investments we make, commissions,  administrative expenses,  investment expenses, general  economic trends and  competition.  Our management  makes the final  determination  as to interest rates to be credited.  We cannot predict the rates we will declare in the future.

You may obtain our current rates by writing us or calling us at 1-800-766-4530.

Market Value Adjustment
The market  value  adjustment  ("MVA") may  increase or decrease the amount  payable to you on a full or partial  surrender.  Such a surrender at the end of a Guarantee  Period,  and,  where  required by law, the 30 days prior to the end of a Guarantee  Period,  or which qualifies under our rules as a medically-related withdrawal is not affected by the MVA.

In addition,  the market value adjustment will be applied to the Interim Value when choosing an alternate  Guarantee Period,  except where required by law, if the change to an alternate  Guarantee  Period occurs not more than 30 days before the end of the Guarantee
Period.

The MVA reflects the relationship as of the time it is calculated  between:  (a) the rate then being credited to your Contract;  and
(b) our Current  Rate for your type of Contract  with a Guarantee  Period  equal to the time  remaining  to the end of your  current
Guarantee  Period.  Our Current Rates are expected to be sensitive to interest rate  fluctuations,  thereby  making this  adjustment sensitive to such  fluctuations.  There would be a downward  adjustment  when the  applicable  Current Rate plus an adjustment  rate exceeds the rate currently being credited to your Contract.  There would be an upward  adjustment  when the applicable  Current Rate plus the adjustment  rate is lower than the rate currently  being  credited to your  Contract.  The adjustment  rate is the same for all Contracts of the same type, and cannot exceed 0.25% for any type of Contract.

We  reserve  the right,  from time to time,  to  determine  the MVA using an  interest  rate  lower  than the  Current  Rate for all transactions  applicable to a class of Contracts.  This would benefit all such  Contracts if  transactions  to which the MVA applies occur while we use such lower interest rate.

In certain  states the amount of any MVA may be limited  under state law or  regulation.  If your Annuity is governed by the laws of that state, any MVA that applies will be subject to our rules for complying with such law or regulation.

         The formula we use to determine the MVA is:

                                                  [(1+I)/(1+J+the adjustment amount)] N/12

                                                                   where:

         I is the Guarantee Rate applicable to the Guarantee Period for your Contract;

         J is the Current  Rate for your type of Contract  for the  Guarantee  Period  equal to the number of years  (rounded to the next  higher  number when  occurring  on other than an  anniversary  of the  beginning  of the  current  Guarantee  Period)
         remaining in your current Guarantee Period; and

         N is the number of months  (rounded to the next higher  number when  occurring on other than a monthly  anniversary  of the beginning of the current Guarantee Period) remaining to the end of your Guarantee Period.

         The formula that applies if amounts are surrendered pursuant to the right to return the Annuity is [(1+I)/(1+J)]N/12.

         Nonetheless, a full or partial surrender at the end of a Guarantee Period is not affected by the MVA.

         See Appendix B for illustrations of how the MVA works.

                                                      ACCESS TO ACCOUNT VALUE

SURRENDERS
You may request a full or partial surrender.  Your Annuity must accompany your surrender request.  Partial surrenders may only be made if:

         (a)      the Gross Surrender Value is at least $1,000; and

         (b)      the Gross  Surrender  Value  plus  $1,000  does not exceed the amount  payable if you  completely  surrender  your
                  Contract on that date.

The  amount  payable  to you is the Net  Surrender  Value.  The  method for  determining  the Net  Surrender  Value is shown in your
Contract,  and is  either  expressed  as a  percentage  of the  Gross  Surrender  Value  or as a  percentage  of the  premium  being liquidated.  Assuming that:

                  A =  the Gross Surrender Value;

                  B =  the surrender charge, if any, as of the date we receive the surrender request In Writing; and

                  C =  the market value adjustment described below as of the date we receive the surrender request In Writing;

         i.       if the surrender  charge is expressed as a percentage of the Gross Surrender  Value,  then the Net Surrender Value equals (A - B) X C;

         ii.      if the  surrender  charge is expressed as a percentage  of the premium  being  liquidated,  then the Net Surrender
                  Value equals (A X C) - B; and

         iii.     if there is no surrender charge, then the Net Surrender Value equals A X C.

These  securities  may be subject to a  substantial  surrender  charge  and/or  market value  adjustment if not held to the end of a guarantee  period,  which could result in your receipt of less than your premium.  You may avoid any applicable  surrender charge by holding your Contract  until the time  surrender  charges no longer  apply,  which will be shown in your  Contract.  No market value adjustment  applies to any surrender  occurring at the end of a Guarantee  Period,  and, where required by law, the 30 days prior to the end of the Guarantee  Period.  However,  any sales charges,  if applicable,  could also result in your receipt of less than your premium under certain circumstances (see "Sales Charge").

Where  permitted  by  law,  any  applicable  surrender  charge  is  waived  if a full  surrender  qualifies  under  our  rules  as a medically-related withdrawal (see "Medically-Related Withdrawals").

Under certain  circumstances,  some or all of the monies  surrendered may be considered as taxable income and may also be subject to certain penalty provisions of the Internal Revenue Code (see "Certain Tax Considerations").

MEDICALLY-RELATED WITHDRAWAL
Where  permitted by law, you may apply to surrender  your rights under your Contract for its Interim Value prior to the Annuity Date upon  occurrence  of a  "Contingency  Event".  The  Annuitant  must be alive as of the date we pay the  proceeds  of such  surrender request.  If the Owner is one or more natural  persons,  all such Owners must be alive at such time.  This waiver of any  applicable surrender  charge and market value  adjustment  is subject to our rules.  For contracts  issued  before May 1, 1996, a  "Contingency
Event" occurs if the Annuitant is:

         1.       First confined in a "Medical Care Facility"  while your Contract is in force and remains  confined for at least 90 days in a row; or
         2.       First diagnosed as having a Fatal Illness while your Contract is in force.

"Medical Care Facility" means any state licensed facility  providing  medically  necessary  in-patient care which is prescribed by a licensed  "Physician"  in writing and based on physical  limitations  which prohibit  daily living in a  non-institutional  setting.
"Fatal Illness" means a condition  diagnosed by a licensed  Physician which is expected to result in death within 2 years for 80% of the  diagnosed  cases.  "Physician"  means a person  other than you,  the  Annuitant  or a member of either your or the  Annuitant's families who is state  licensed to give medical care or treatment and is acting  within the scope of that  license.  We must receive satisfactory proof of the Annuitant's confinement or Fatal Illness In Writing.

Specific details and definitions of terms in relation to this benefit may differ in certain jurisdictions.

FREE WITHDRAWAL PRIVILEGE
Once each Contract Year after the first you may withdraw an amount  without any applicable  surrender  charge being  assessed.  This amount  equals the  "growth"  in the  Contract.  "Growth"  is defined as: (a) the  interest  credited to your  Contract in the prior
Contract Year,  plus (b) the interest  credited to your Contract in Contract  Years previous to the last,  subject to a market value adjustment,  provided that  immediately  after the withdrawal  (including any market value  adjustment) the remaining  Interim Value times the market value adjustment is at least equal to the  unliquidated  premium plus the value at the time credited of any amounts or due to premium  size.  Amounts  credited due to premium  size are not  considered  to be interest  only for purposes of this free withdrawal  privilege (see  "Additional  Amounts on Qualifying  Purchase  Payments").  Withdrawals of any type made prior to age 59 1/2 may be subject to 10% tax penalty (see "Penalty on Distributions").

SYSTEMATIC WITHDRAWALS
You can  receive  Systematic  Withdrawals  of  Growth  only or fixed  dollar  amounts  that do not  exceed  the  Growth.  Systematic
Withdrawals are not subject to Market Value Adjustments.

Generally,  Systematic  Withdrawals  are  limited to the Growth  accrued  after the program of  Systematic  Withdrawals  begins,  or payments of fixed dollar  amounts  that do not exceed the Growth.  Systematic  Withdrawals  are  available on a monthly,  quarterly, semi-annual or annual basis.

The minimum  amount for each  Systematic  Withdrawal is $100. If any  scheduled  Systematic  Withdrawal is for less than $100, we may postpone  the  withdrawal  and add the  expected  amount to the  amount  that is to be  withdrawn  on the next  scheduled  Systematic
Withdrawal.

QUALIFIED PLAN WITHDRAWAL LIMITATIONS
There are surrender or withdrawal  limitations  in relation to certain  retirement  plans for employees  which qualify under various sections of the Internal  Revenue Code of 1986, as amended (the  "Code").  These  limitations  do not affect  certain  roll-overs or exchanges  between  qualified plans.  Generally,  distribution of amounts  attributable to  contributions  made pursuant to a salary reduction  agreement (as defined in Code section  402(g)(3)(A)),  or attributable to transfers from a custodial  account (as defined in Code section  403(b)(7)),  is restricted to the employee's:  (a) separation from service;  (b) death;  (c) disability (as defined in Section  72(m)(7)  of the Code);  (d)  reaching  age 59 1/2; or (e)  hardship  (as defined  for  purposes of Code  Section  401(k)).
Hardship  withdrawals  are restricted to amounts  attributable  to salary  reduction  contributions,  and do not include  investment results.  In the case of tax sheltered  annuities,  these  limitations do not apply to certain salary reduction  contributions  made and investment  results earned prior to dates specified in the Code. In addition,  the limitation on hardship  withdrawals  does not apply to salary  reduction  contributions  made and investment  results earned prior to dates  specified in the Code which have been transferred  from  custodial  accounts.  Rollovers from the types of plans noted to an individual  retirement  account or individual retirement annuity are not subject to the limitations noted. Certain  distributions,  including rollovers,  that are not transferred directly  to the  trustee  of  another  qualified  plan,  the  custodian  of an  individual  retirement  account or the issuer of an individual  retirement  annuity  may be subject  to  automatic  20%  withholding  for  Federal  income  tax.  This may also  trigger withholding for state income taxes.

DEFERRAL OF PAYMENT
We may defer  payment of any partial or total  surrender  for the period  permitted by law. In no event may this deferral of payment exceed 6 months  from the date we receive  the request In Writing.  If we defer  payment for more than 30 days,  we pay  interest on the amount deferred in accordance with your Contract.

ANNUITY DATE
You may choose an Annuity  Date when you  purchase an Annuity or at a later date.  It must be the first day of the first month on or after the end of a Guarantee  Period.  It must also be after the third  Contract Year unless the  Annuitant has a  medically-related condition that would permit a  medically-related  withdrawal (see  "Medically-Related  Withdrawals").  It can be changed at any time but such  requests  must be received In Writing at our Office at least 30 days before the current  Annuity  Date.  In the absence of an election In Writing and where  permitted  by law:  (a) the Annuity Date is the start of the  Contract  Year first  following  the later of the  Annuitant's  85th  birthday  or the fifth  anniversary  of our  receipt at our Office of your  request to  purchase an
Annuity.  Your choice of Annuity Date may be limited in certain jurisdictions.

ANNUITY OPTIONS
You may select an annuity  option  when you  purchase an Annuity,  or at a later date.  You may change this before the Annuity  Date under the terms of your  contract.  In the absence of an election  from you,  payments  will  automatically  commence on the Annuity
Date  under  option 2, with 120  payments  certain.  The amount to be applied is the value of your  Contract  on the  Annuity  Date.
Annuity options in addition to those shown are available with our consent.

You may elect to have any amount of the proceeds due to the Beneficiary  applied under any of the options  described  below.  Except where a lower amount is required by law, the minimum monthly annuity payment is $50.

If you have not made an election prior to proceeds  becoming due, the  Beneficiary  may elect to receive the death benefit under one of the annuity options.  However, if you made an election, the Beneficiary may not alter such election.

Option 1
--------
Life  Annuity:  This annuity is payable  monthly  during the lifetime of the payee,  terminating  with the last payment due prior to the death of the payee.  Since no minimum  number of  payments  is  guaranteed,  this  option  offers the  maximum  level of monthly payments of the annuity  options.  It is possible  that the payee could  receive  only one payment if he or she died before the date the second payment was due, and no others payments nor death benefits would be payable.

Option 2
--------
Life Annuity with 120, 180, or 240 Monthly Payments Certain:
This annuity  provides  monthly  income to the payee for a fixed  period of 120,  180, or 240 months,  as selected,  and for as long thereafter  as the payee lives.  Should the payee die before the end of the fixed  period,  the  remaining  payments are paid to the
Beneficiary to the end of such period.

Option 3
--------
Payments Based on Joint Lives:
Under this option,  income is payable  monthly  during the joint  lifetime of two key lives,  and  thereafter  during the  remaining lifetime  of the  survivor,  ceasing  with the last  payment  prior to the  survivor's  death.  No  minimum  number of  payments  is guaranteed  under this option.  It is possible  that only one payment  will be payable if the death of all key lives  occurs  before the date the second payment was due, and no other payments nor death benefits would be payable.

Option 4
--------
Payments for a Designated Period:
This annuity provides an amount payable for a specified number of years.  The number of years is subject to our then current rules.

Should the payee die before the end of the specified  number of years,  the remaining  payments are paid to the  Beneficiary  to the end of such period.  Note that under this option, payments are not based on how long we expect Annuitants to live.

The monthly  payment varies  according to the annuity option you select.  The monthly payment is determined by multiplying the value of your  Contract on the Annuity Date  (expressed  in thousands  of dollars)  less any amount then  assessed for premium tax, by the amount of the first monthly  payment per $1,000  obtained from our annuity  rates.  These rates will not be less than those provided in the tables included in the Contract.  These tables are derived from the 1983a  Individual  Annuity  Mortality Table with ages set back one year for males and two years for  females  and with an assumed  interest  rate of 4% per annum.  Where  required  by law or regulation,  such annuity  tables will have rates that do not differ  according to the gender of the key life.  Otherwise  the rates will differ according to the gender of the key life.

Annuity payments will be made on the first day of each month once payments begin.

                                                           DEATH BENEFIT

On the Contracts we offer as of the date of this Prospectus,  "death" means either your death, or the Annuitant's  death if there is no Contingent  Annuitant.  The amount payable on death prior to the Annuity Date and before the Contract  anniversary  following the earlier of your or the  Annuitant's  85th  birthday  is the  greater of (1) the  Interim  Value of your  Contract  as of the date we receive due proof of death,  or (2) the premium  allocated to your Contract less the sum of all prior Gross  Surrender  Values.  The amount of the death  benefit at any later date prior to the Annuity  Date is the Interim  Value as of the date we receive "due proof of death". The following  constitutes "due proof of death":  (a)(i) a certified copy of a death  certificate,  (ii) a certified copy of a decree of a court of competent  jurisdiction as to the finding of death,  or (iii) any other proof  satisfactory to us; (b) all representations  we require or which are mandated by applicable  law or regulation in relation to the death claim and the payment of death  proceeds;  and (c) any  applicable  election of the mode of payment of the death benefit,  if not  previously  elected by the
Participant.  The amount of the death  benefit is reduced by any annuity  payments  made prior to the date we receive In Writing due
"proof of death".

We may offer  contracts  that pay the  death  benefit  upon the death of:  (a) the  Participant  when the  Participant  is a natural person;  and (b) the Annuitant  (unless a Contingent  Annuitant was  previously  designated)  when the  Participant is not a natural person (such as a trustee).  In such  Contracts the death benefit  would be payable if the death  occurred  before the 85th birthday of the applicable decedent.

In the absence of your election In Writing prior to proceeds  becoming due, the  Beneficiary  may elect to receive the death benefit under one of the annuity  options.  However,  if you made an election,  the Beneficiary  may not modify such election.  In the event of your death,  the benefit must be  distributed  within:  (a) five years of the date of death;  or (b) over a period not  extending beyond the life expectancy of the Beneficiary or over the life of the  Beneficiary.  Distribution  after your death to be paid under
(b) above must commence within one year of the date of death.

If the Annuitant  dies before the Annuity Date,  the Contingent  Annuitant  will become the  Annuitant.  However,  if the Contingent
Annuitant  predeceased  the Annuitant or there is no Contingent  Annuitant  designation,  the death benefit  becomes  payable to the
Beneficiary.

The  death of the first of any joint  Participant  is deemed  the death of the  Participant  for  determining  payment  of the death benefit.

If the  Beneficiary  is your spouse and your death  occurs prior to the Annuity Date and the  Annuitant or  Contingent  Annuitant is
living,  then in lieu of  receiving  the death  benefit,  your spouse may elect to be treated as the  Participant  and  continue the
Annuity at its current Interim Value, subject to its terms and conditions.

WHAT ARE SOME OF THE FEDERAL TAX CONSIDERATIONS OF THIS ANNUITY?
Following is a brief summary of some of the Federal tax  considerations  relating to this Annuity.  However,  since the tax laws are complex and tax consequences are affected by your individual  circumstances,  this summary of our interpretation of the relevant tax laws is not  intended  to be  fully  comprehensive  nor is it  intended  as tax  advice.  Therefore,  you  may  wish  to  consult  a professional tax advisor for tax advice as to your particular situation.

HOW ARE AMERICAN SKANDIA AND THE SEPARATE ACCOUNTS TAXED?
The Separate  Accounts are taxed as part of American  Skandia.  American Skandia is taxed as a life insurance  company under Part I, subchapter  L of the Code.  No taxes are due on  interest,  dividends  and  short-term  or  long-term  capital  gains  earned by the
Separate Accounts with respect to the Annuities.

IN GENERAL, HOW ARE ANNUITIES TAXED?
Section 72 of the Code governs the taxation of annuities in general.  Taxation of the Annuity will depend in large part on:

1.       whether the Annuity is used by:
|X|      a qualified  pension plan,  profit  sharing plan or other  retirement  arrangement  that is eligible for special  treatment under the Code (for purposes of this discussion, a "Qualified Contract"); or
|X|      an individual or a corporation, trust or partnership (a "Non-qualified Contract"); and

2.       whether the Owner is:
|X|      an individual person or persons; or
|X|      an entity including a corporation, trust or partnership.

Individual  Ownership:  If one or more  individuals own an Annuity,  the Owner of the Annuity is generally not taxed on any increase in the value of the Annuity  until an amount is received (a  "distribution").  This is  commonly  referred to as "tax  deferral".  A distribution  can be in the form of a lump sum payment  including  payment of a Death Benefit,  or in annuity  payments under one of the annuity payment options.  Certain other transactions may qualify as a distribution and be subject to taxation.

Entity  Ownership:  If the Annuity is owned by an entity and is not a Qualified  Contract,  generally  the Owner of the Annuity must currently  include  any  increase in the value of the Annuity  during a tax year in its gross  income.  An  exception  from  current taxation  applies for annuities held by an employer with respect to a terminated  tax-qualified  retirement plan, a trust holding an annuity as an agent for a natural  person,  or by a decedent's  estate by reason of the death of the decedent.  A tax-exempt  entity for Federal tax purposes may not be subject to income tax as a result of this provision.

HOW ARE DISTRIBUTIONS TAXED?
Distributions from an Annuity are taxed as ordinary income and not as capital gains.

Distributions  Before  Annuitization:  Distributions  received before annuity  payments begin are generally  treated as coming first from "income on the contract" and then as a return of the  "investment  in the  contract".  The amount of any  distribution  that is treated  as receipt of  "income  on the  contract"  is  includible  in the  taxpayer's  gross  income and  taxable in the year it is received.  The amount of any  distribution  treated as a return of the  "investment  in the  contract"  is not  includible  in gross income.

|X|      "Income on the  contract" is calculated by  subtracting  the  taxpayer's  "investment  in the contract"  from the aggregate value of all "related contracts" (discussed below).
|X|      "Investment  in the  contract"  is equal to  total  purchase  payments  for all  "related  contracts"  minus  any  previous distributions  or portions of such  distributions  from such  "related  contracts"  that were not  includible  in gross income.
     "Investment  in the  contract"  may be affected by whether an annuity or any  "related  contract"  was  purchased  as part of a tax-free  exchange of life insurance,  endowment,  or annuity  contracts under Section 1035 of the Code. The "investment in the contract" for a Qualified Contract will be considered zero for tax reporting purposes.

Distributions  After  Annuitization:  A portion of each  annuity  payment  received on or after the Annuity  Date will  generally be taxable.  The taxable  portion of each annuity  payment is determined by a formula which  establishes the ratio that the "investment in the contract"  bears to the total value of annuity  payments to be made.  This is called the  "exclusion  ratio." The  investment in the contract is excluded  from gross income.  Any portion of an annuity  payment  received that exceeds the exclusion  ratio will be entirely  includible  in gross  income.  The formula for  determining  the  exclusion  ratio  differs  between fixed and variable annuity  payments.  When annuity  payments  cease  because of the death of the person upon whose life  payments are based and, as of the date of death,  the  amount of  annuity  payments  excluded  from  taxable  income by the  exclusion  ratio  does not exceed the
"investment in the contract," then the remaining  portion of unrecovered  investment may be allowed as a deduction on the decedent's final income tax return.

Penalty Tax on Distributions: Generally, any distribution from an annuity not used in conjunction with a Qualified Contract
(Qualified Contracts are discussed below) is subject to a penalty equal to 10% of the amount includible in gross income.  This penalty does not apply to certain distributions, including:
|X|      Distributions made on or after the taxpayer has attained age 591/2;
|X|      Distributions made on or after the death of the contract owner, or, if the owner is an entity, the death of the annuitant;
|X|      Distributions attributable to the taxpayer's becoming disabled within the meaning of Code section 72(m)(7);
|X|      Distributions  which are part of a series of  substantially  equal periodic  payments for the life (or life  expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's designated beneficiary);
|X|      Distributions of amounts which are treated as "investments in the contract" made prior to August 14, 1982;
|X|      Payments under an immediate annuity as defined in the Code;
|X|      Distributions under a qualified funding asset under Code Section 130(d); or
|X|      Distributions  from an annuity  purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Special rules  applicable to "related  contracts":  Contracts  issued by the same insurer to the same contract owner within the same calendar year (other than certain  contracts owned in connection with a tax-qualified  retirement  arrangement) are to be treated as one annuity contract when determining the taxation of distributions  before  annuitization.  We refer to these contracts as "related contracts."  In situations  involving  related  contracts we believe that the values under such  contracts and the investment in the contracts  will be added  together to determine the proper  taxation of a  distribution  from any one contract  described  under the section  "Distributions  before  Annuitization."  Generally,  distributions  will be  treated  as coming  first  from  income on the contract  until all of the  income on all such  related  contracts  is  withdrawn,  and then as a return  of the  investment  in the contract.  There is some uncertainty  regarding the manner in which the Internal  Revenue Service would view related  contracts when one or more  contracts are immediate  annuities or are contracts that have been  annuitized.  The Internal  Revenue  Service has not issued guidance  clarifying this issue as of the date of this Prospectus.  You are  particularly  cautioned to seek advice from your own tax advisor on this matter.

Special  concerns  regarding  "substantially  equal  periodic  payments":  (also  known as  "72(t)" or  "72(q)"  distributions)  Any modification to a program of  distributions  which are part of a series of substantially  equal periodic  payments that occur before the later of the taxpayer  reaching age 59 1/2or five (5) years from the first of such payments will result in the  requirement to pay the 10%  premature  distribution  penalty  that would have been due had the payments  been  treated as subject to the 10%  premature distribution  penalty in the years  received,  plus  interest.  This does not apply when the  modification  is by reason of death or disability.  American Skandia does not currently support a section 72(q) program.

Special concerns regarding immediate  annuities:  The Internal Revenue Service has ruled that the immediate annuity exception to the
10% penalty described above under "Penalty Tax on Distributions" for  "non-qualified"  immediate annuities as defined under the Code may not apply to annuity payments under a contract  recognized as an immediate  annuity under state insurance law obtained  pursuant to an exchange of a contract if: (a) purchase  payments for the exchanged  contract  were  contributed  or deemed to be  contributed more than one year  prior to the  annuity  starting  date  under the  immediate  annuity;  and (b) the  annuity  payments  under the immediate annuity do not meet the requirements of any other exception to the 10% penalty.

Special rules in relation to tax-free  exchanges under Section 1035:  Section 1035 of the Code permits certain tax-free exchanges of a life insurance,  annuity or endowment  contract for an annuity.  If an annuity is purchased  through a tax-free exchange of a life insurance,  annuity or endowment contract that was purchased prior to August 14, 1982, then any distributions  other than as annuity payments will be considered to come:
First, from the amount of "investment in the contract" made prior to August 14, 1982 and exchanged into the annuity;
Then,  from any "income on the contract"  that is  attributable  to the purchase  payments made prior to August 14, 1982  (including income on such original purchase payments after the exchange);
Then, from any remaining "income on the contract"; and
Lastly, from the amount of any "investment in the contract" made after August 13, 1982.

Therefore,  to the extent a distribution is equal to or less than the remaining  investment in the contract made prior to August 14,
1982,  such amounts are not included in taxable  income.  Further,  distributions  received  that are  considered  to be a return of investment on the contract from purchase  payments made prior to August 14, 1982, such  distributions are not subject to the 10% tax penalty.  In all other respects,  the general  provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

Partial  surrenders  may be treated in the same way as tax-free  1035  exchanges of entire  contracts,  therefore  avoiding  current taxation  of any gains in the  contract  as well as the 10% IRS tax penalty on pre-age 59 1/2withdrawals.  The IRS has  reserved  the right to treat  transactions it considers abusive as ineligible for this favorable partial 1035 exchange  treatment.  We do not know what transactions may be considered  abusive.  For example,  we do not know how the IRS may view early withdrawals or annuitizations after a  partial  exchange.  As of the  date of this  prospectus,  we will  treat a  partial  surrender  of this  type  involving  a non-qualified  annuity  contract as a "tax-free"  exchange  for future tax  reporting  purposes,  except to the extent that we, as a reporting and withholding agent,  believe that we would be expected to deem the transaction to be abusive.  However,  some insurance companies may not recognize  these partial  surrenders  as tax-free  exchanges and may report them as taxable  distributions  to the extent of any gain  distributed  as well as subjecting the taxable  portion of the  distribution  to the 10% IRS early  distribution penalty.  We  strongly  urge you to  discuss  any  transaction  of this  type  with  your tax  advisor  before  proceeding  with the transaction.

There is no guidance from the Internal Revenue Service as to whether a partial  exchange from a life insurance  contract is eligible for  non-recognition  treatment  under Section 1035 of the Code. We will continue to report a partial  surrender of a life insurance policy as subject to current  taxation to the extent of any gain.  In addition,  please be cautioned  that no specific  guidance has been provided as to the impact of such a transaction  on the remaining  life  insurance  policy,  particularly  as to the subsequent methods  to be used to test for  compliance  under  the Code for both the  definition  of life  insurance  and the  definition  of a modified endowment contract.

WHAT TAX CONSIDERATIONS ARE THERE FOR TAX-QUALIFIED RETIREMENT PLANS OR QUALIFIED CONTRACTS?
An annuity may be suitable as a funding vehicle for various types of  tax-qualified  retirement  plans.  We have provided  summaries below of the  types of  tax-qualified  retirement  plans  with  which we may  issue an  Annuity.  These  summaries  provide  general information  about the tax rules and are not  intended to be  complete  discussions.  The tax rules  regarding  qualified  plans are complex.  These rules may include limitations on contributions and restrictions on distributions,  including  additional taxation of distributions  and  additional  penalties.  The  terms  and  conditions  of the  tax-qualified  retirement  plan  may  impose  other limitations  and  restrictions  that are in  addition  to the terms of the  Annuity.  The  application  of these  rules  depends  on individual  facts and  circumstances.  Before  purchasing an Annuity for use in a qualified  plan,  you should obtain  competent tax advice,  both as to the tax treatment and  suitability of such an investment.  American  Skandia does not offer all of its annuities to all of these types of tax-qualified retirement plans.

Corporate  Pension and  Profit-sharing  Plans:  Annuities may be used to fund  employee  benefits of various  corporate  pension and profit-sharing  plans  established by corporate  employers  under Section 401(a) of the Code including  401(k) plans.  Contributions to such plans are not taxable to the employee until  distributions  are made from the retirement plan. The Code imposes  limitations on the amount that may be contributed  and the timing of  distributions.  The tax treatment of  distributions  is subject to special provisions of the Code, and also depends on the design of the specific  retirement plan.  There are also special  requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

H.R. 10 Plans:  Annuities  may also be used to fund  benefits of retirement  plans  established  by  self-employed  individuals  for themselves and their  employees.  These are commonly  known as "H.R. 10 Plans" or "Keogh Plans".  These plans are subject to most of the same types of limitations and  requirements as retirement  plans  established by corporations.  However,  the exact  limitations and requirements may differ from those for corporate plans.

Tax Sheltered  Annuities:  Under Section 403(b) of the Code, a tax sheltered annuity ("TSA") is a contract into which  contributions may be  made  by  certain  qualifying  employers  such  as  public  schools  and  certain  charitable,  educational  and  scientific organizations  specified  in Section  501(c)(3)  for the  benefit of their  employees.  Such  contributions  are not  taxable to the employee  until  distributions  are made from the TSA.  The Code  imposes  limits on  contributions,  transfers  and  distributions.
Nondiscrimination requirements also apply.

Section 457 Plans:  Under Section 457 of the Code,  deferred  compensation  plans  established by governmental and certain other tax exempt  employers  for their  employees  may invest in annuity  contracts.  The Code limits  contributions  and  distributions,  and imposes  eligibility  requirements as well.  Contributions  are not taxable to employees until  distributed from the plan.  However, plan assets  remain the  property of the  employer  and are subject to the claims of the  employer's  general  creditors  until such assets are made available to participants or their beneficiaries.

Individual  Retirement  Arrangements  or "IRAs":  Section  408 of the Code allows  eligible  individuals  to maintain an  individual retirement  account  or  individual  retirement  annuity  ("IRA").  IRAs  are  subject  to  limitations  on the  amount  that may be contributed,  the  contributions  that may be deducted from taxable income,  the persons who may be eligible to establish an IRA and the time when  distributions  must commence.  Further,  an Annuity may be established  with "roll-over"  distributions  from certain tax-qualified retirement plans and maintain the tax-deferred status of these amounts.

Roth IRAs:  A form of IRA is also  available  called a "Roth  IRA".  Contributions  to a Roth IRA are not tax  deductible.  However, distributions  from a Roth IRA are free from  Federal  income taxes and are not subject to the 10% penalty tax if five (5) tax years have passed since the first  contribution  was made or any conversion from a traditional  IRA was made and the  distribution is made
(a) once the taxpayer is age 59 1/2or older,  (b) upon the death or disability of the taxpayer,  or (c) for qualified  first-time home buyer expenses,  subject to certain  limitations.  Distributions  from a Roth IRA that are not "qualified" as described above may be subject to Federal income and penalty taxes.

Purchasers  of IRAs and Roth  IRAs  will  receive a  special  disclosure  document,  which  describes  limitations  on  eligibility, contributions,  transferability  and  distributions.  It also  describes  the  conditions  under which  distributions  from IRAs and qualified  plans  may be  rolled  over or  transferred  into an IRA or  another  qualified  plan,  on a  tax-deferred  basis and the conditions  under which  distributions  from  traditional IRAs may be rolled over to, or the traditional IRA itself may be converted into, a Roth IRA.

SEP IRAs:  Eligible  employers  that meet  specified  criteria may  establish  Simplified  Employee  Pensions or SEP IRAs.  Employer
contributions  that may be made to employee SEP IRAs are larger than the amounts that may be  contributed  to other IRAs, and may be deductible to the employer.

HOW ARE DISTRIBUTIONS FROM QUALIFIED CONTRACTS TAXED?
Distributions  from  Qualified  Contracts are generally  taxed under  Section 72 of the Code.  Under these rules,  a portion of each distribution  may be excludable  from income.  The  excludable  amount is the proportion of a  distribution  representing  after-tax contributions.  Generally,  a 10% penalty tax applies to the taxable portion of a distribution from a Qualified  Contract made prior to age 59 1/2.  However, the 10% penalty tax does not apply when the distribution:
|X|      is part of a properly executed transfer to another IRA or another eligible qualified account;
|X|      is subsequent to the death or  disability  of the taxpayer (for this purpose  disability is as defined in Section  72(m)(7)
         of the Code);
|X|      is part of a series  of  substantially  equal  periodic  payments  to be paid not less  frequently  than  annually  for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary;
|X|      is subsequent to a separation from service after the taxpayer attains age 55*;
|X|      does not exceed the employee's allowable deduction in that tax year for medical care*;
|X|      is made to an alternate payee pursuant to a qualified domestic relations order*; and
|X|      is made pursuant to an IRS levy.

The exceptions above which are followed by an asterisk (*) do not apply to IRAs.  Certain other exceptions may be available.

Minimum  Distributions  after age 70 1/2: A participant's  interest in a Qualified Contract must generally be distributed,  or begin to be distributed, by the "required beginning date".  This is April 1st of the calendar year following the later of:
|X|      the calendar year in which the individual attains age 70 1/2; or
|X|      the calendar  year in which the  individual  retires from service with the employer  sponsoring  the plan.  The  retirement option is not available to IRAs.

The IRS has released Treasury  regulations  containing new Minimum  Distribution rules. For Minimum  Distributions  required in 2003 and later,  individuals  are  required  to use the rules  under the 2002 Final  Regulations.  The 2002 Final  Regulations  contain a provision  which  could  increase  the  amount of minimum  distributions  required  for  certain  individuals.  Under the 2002 Final
Regulations,  individuals  are required to include in their annuity  contract  value the actuarial  value of any other benefits that will be provided  under the annuity.  We and other annuity  providers  are currently  seeking  clarification  of this new rule.  You should consult your tax adviser to determine the impact of this rule on your Minimum Distributions.

Under the new Minimum  Distribution  rules, a uniform life expectancy table will be utilized by all participants except those with a spouse who is more than ten (10)  years  younger  than the  participant.  In that case,  the new rules  permit  the  participant  to utilize the actual life  expectancies of the participant  and the spouse.  In most cases,  the beneficiary may be changed during the participant's  lifetime with no affect on the Minimum  Distributions.  At death,  the  designated  Beneficiary  may  generally  take
Minimum Distributions over his/her life expectancy or in a lump sum.

If the amount  distributed is less than the minimum  required  distribution for the year, the participant is subject to a 50% tax on the amount that was not properly  distributed.  Because of the many recent changes to the Minimum  Distribution  rules,  we strongly encourage you to consult with your tax advisor for more detailed information.

                                                     GENERAL TAX CONSIDERATIONS

Federal  Income Tax  Withholding:  Section  3405 of the Code  provides  for  Federal  income  tax  withholding  on the  portion of a distribution  which is  includible  in the gross  income of the  recipient.  Amounts to be  withheld  depend  upon the nature of the distribution.  However,  under most  circumstances  a recipient  may elect not to have income  taxes  withheld or have income  taxes withheld at a different rate by filing a completed election form with us.

Certain  distributions,  known as  eligible  rollover  distributions,  from  Qualified  Contracts,  are  subject  to  automatic  20%
withholding for Federal income taxes. The following  distributions  are not eligible  rollover  distributions and not subject to 20%
withholding::
|X|      any portion of a distribution paid as a Minimum Distribution;
|X|      direct transfers to the trustee of another retirement plan;
|X|      distributions from an individual retirement account or individual retirement annuity;
|X|      distributions  made as  substantially  equal periodic  payments for the life or life  expectancy of the  participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan;
|X|     distributions that are part of a series of substantial periodic payments pursuant to Section 72(q) or 72(t) of the Code; and
|X|      certain other distributions where automatic 20% withholding may not apply.

Loans,  Assignments  and Pledges:  Any amount  received  directly or indirectly  as a loan from, or any  assignment or pledge of any portion of the value of, an annuity  before annuity  payments have begun is treated as a distribution  subject to taxation under the distribution  rules set forth  above.  Any gain in an annuity on or after the  assignment  or pledge of an entire  annuity and while such  assignment  or pledge  remains  in effect is  treated as  "income  on the  contract"  in the year in which it is  earned.  For annuities not issued as Qualified  Contracts,  the cost basis of the annuity is increased by the amount of any  assignment or pledge includible  in gross  income.  The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

Gifts:  The gift of an annuity to someone  other than the spouse of the owner (or former  spouse  incident to a divorce) is treated, for income tax purposes, as a distribution.

Estate and Gift Tax  Considerations:  You should obtain  competent tax advice with respect to possible  federal and state estate and gift tax consequences flowing from the ownership and transfer of annuities.

Generation-Skipping  Transfers:  Under the Code  certain  taxes may be due when all or part of an  annuity is  transferred  to, or a death  benefit is paid to, an  individual  two or more  generations  younger than the  contract  holder.  These  generation-skipping transfers  generally  include those subject to federal estate or gift tax rules.  There is an aggregate $1.1 million  exemption from taxes for all such  transfers.  We may be required to determine  whether a  transaction  is a direct skip as defined in the Code and the amount of the  resulting  tax. We will  deduct from your  Annuity or from any  applicable  payment  treated as a direct skip any amount of tax we are required to pay.

Considerations  for Contingent  Annuitants:  There may be adverse tax consequences if a contingent  annuitant  succeeds an annuitant when the Annuity is owned by a trust that is neither tax exempt nor  qualifies  for preferred  treatment  under certain  sections of the Code.  In general,  the Code is designed  to prevent  indefinite  deferral  of tax.  Continuing  the benefit of tax  deferral by naming one or more contingent  annuitants  when the Annuity is owned by a  non-qualified  trust might be deemed an attempt to extend the tax deferral for an indefinite  period.  Therefore,  adverse tax treatment may depend on the terms of the trust, who is named as contingent  annuitant,  as well as the  particular  facts and  circumstances.  You should  consult your tax advisor  before naming a contingent annuitant if you expect to use an Annuity in such a fashion.

                                                        GENERAL INFORMATION

REPORTS TO YOU
We send any  statements  and reports  required by applicable  law or  regulation  to you at your last known  address of record.  You should  therefore give us prompt notice of any address change.  We reserve the right, to the extent  permitted by law and subject to your prior  consent,  to provide  any  prospectus,  prospectus  supplements,  confirmations,  statements  and  reports  required  by applicable law or regulation to you through our Internet Website at  http://www.americanskandia.com  or any other electronic  means, including  diskettes or CD ROMs. We send a confirmation  statement to you each time a transaction  is made affecting  Account Value, such as making additional Purchase Payments,  transfers,  exchanges or withdrawals.  We also send quarterly statements detailing the activity  affecting your Annuity during the calendar quarter.  You may request  additional  reports.  We reserve the right to charge up to $50 for each such additional report.

Any errors or  corrections  on  transactions  for your  Annuity  must be  reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed  immediately,  we assume all transactions are accurate unless you notify us otherwise  within 30 days from the date you receive the  confirmation.  For  transactions  that are first confirmed on the quarterly  statement,  we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly  statement.  All transactions  confirmed  immediately or by quarterly statement are deemed conclusive after the applicable
30-day  period.  We may also send an annual  report and a semi-annual  report  containing  applicable  financial  statements,  as of
December 31 and June 30, respectively,  to Owners or, with your prior consent, make such documents available  electronically through our Internet Website or other electronic means.

WHO IS AMERICAN SKANDIA?
American Skandia Life Assurance  Corporation  ("American  Skandia") is a stock life insurance  company domiciled in Connecticut with licenses in all 50 states,  the District of Columbia and Puerto Rico.  American  Skandia is a  wholly-owned  subsidiary  of American
Skandia,  Inc.  ("ASI").  American Skandia markets its products to broker-dealers  and financial  planners through an internal field marketing staff. In addition,  American Skandia markets through and in conjunction  with financial  institutions  such as banks that are permitted directly, or through affiliates, to sell annuities.

American  Skandia is in the  business  of issuing  annuity  and life  insurance  products.  American  Skandia  currently  offers the following  products:  (a) flexible premium deferred  annuities and single premium fixed deferred  annuities that are registered with the SEC; (b) certain other fixed  deferred  annuities that are not  registered  with the SEC; (c) both fixed and variable  immediate adjustable annuities; and (d) a single premium variable life insurance policy that is registered with the SEC.

On December 20, 2002,  Skandia  Insurance  Company Ltd.  (publ),  an insurance  company  organized  under the laws of the Kingdom of
Sweden ("Skandia"),  and on that date, the ultimate parent company of American Skandia,  announced that it and Skandia U.S. Inc. had entered into a  definitive  Stock  Purchase  Agreement  with  Prudential  Financial,  Inc.,  a New Jersey  corporation  ("Prudential
Financial").  Under the terms of the Stock  Purchase  Agreement,  Prudential  Financial  will acquire  Skandia U.S. Inc., a Delaware corporation,  from Skandia.  Skandia U.S. Inc. is the sole  shareholder  of ASI,  which is the parent  company of American  Skandia.
The transaction is expected to close during the second quarter of 2003.

Prudential  Financial is a New Jersey  insurance  holding  company whose  subsidiary  companies serve  individual and  institutional customers  worldwide and include The Prudential  Insurance  Company of America,  one of the largest life insurance  companies in the
U.S. These companies offer a variety of products and services,  including life insurance,  property and casualty  insurance,  mutual funds, annuities,  pension and retirement related services and administration,  asset management,  securities brokerage, banking and trust services, real estate brokerage franchises, and relocation services.

No company  other than  American  Skandia has any legal  responsibility  to pay amounts  that it owes under its annuity and variable life  insurance  contracts.  However,  following the closing of the  acquisition,  Prudential  Financial  will exercise  significant influence over the operations and capital structure of American Skandia.

Separate Account D
Our  investments  are  subject  to the  requirements  of  applicable  state  laws.  Such laws  address  the  nature  and  quality of investments,  as well as the  percentage of our assets which we may commit to a particular  type of  investment.  Subject to certain limitations  and  qualifications,  such laws generally  permit  investment in federal,  state and municipal  obligations,  corporate bonds, preferred and common stock, real estate mortgages, real estate and certain other investments.

Assets  supporting the annuities are accounted for in one or more non-unitized  separate  accounts  established by us under the laws of the State of  Connecticut.  Such separate  accounts may contain  assets from various  types of annuities we offer,  the assets of which are permitted to be held in such accounts  under  applicable law and  regulation.  Neither you nor the owner of any underlying group Annuity  participate in the performance of the assets through any unit values in such a non-unitized  separate account.  There are no discrete  units for such a separate  account.  Contracts do not  represent  units of  ownership  of assets  belonging to this separate account.

We own the assets in each  separate  account.  The assets  accrue solely to our benefit.  Neither you nor any group  Contract  owner participate in the investment gain or loss from assets  belonging to such separate  account(s).  Such gain or loss accrues solely to
us.

We  believe  that the  assets  equal to the  reserve  and other  liabilities  of such  separate  accounts  are not  chargeable  with liabilities  arising from our other business if so stated in our annuity contract and certificate  forms. We have obtained  approval in each jurisdiction in which our annuities are available for sale of language stating that:

                  (A)      Income,  gains and losses,  whether or not realized,  from assets  allocated to any such separate account are credited to or charged  against such separate  account  without regard to our other income,  gains or losses;

                  (B)      Assets equal to the reserves and other  liabilities  of such separate  accounts are not  chargeable  with liabilities  that arise from any business we conduct  other than from the  operation of the  Annuities or other annuities which are supported by such separate accounts; and

                  (C)      We have the right to transfer to our general  account any assets of such  separate  account  which are in excess of such reserves and other liabilities.

All benefits  attributable  to Contracts and  interests  purchased in the group  contracts  are contract  guarantees we make and are accounted for in the separate  account(s).  However,  all of our general account assets are available to meet our obligations  under the Contracts.

ADMINISTRATION OF TRANSACTIONS
In administering  transactions,  we may require presentation of proper  identification  prior to processing,  including the use of a personal  identification  number ("PIN") issued by us, prior to accepting any  instruction by telephone or other  electronic  means.
We forward your PIN to you shortly after your Annuity is issued.  To the extent  permitted by law or  regulation,  neither we or any person  authorized by us will be responsible for any claim,  loss,  liability or expense in connection with a switch to an alternate
Guarantee  Period or any other  transaction  for which we accept  instructions  by  telephone  if we or such other  person  acted on telephone  instructions  in good faith in reliance on your  telephone  instruction  authorization  and on  reasonable  procedures to identify  persons so  authorized  through  verification  methods  which may include a request  for your Social  Security or tax I.D.
number or a personal  identification  number (PIN) as issued by us. We may be liable for losses due to  unauthorized  or  fraudulent instructions should we not follow such reasonable procedures.

AGE LIMITS
Both you and the Annuitant, if you are not the Annuitant, must be less than 85 years of age on the Contract Date.

ASSIGNMENTS OR PLEDGES
Generally,  your  rights in a Contract  may be  assigned  or pledged  for loans at any time.  However,  these  rights may be limited depending on your use of the Annuity.  The assignment  and/or loan proceeds may be subject to income taxes and certain penalty taxes
(see "Certain Tax  Considerations").  You may assign your rights to another  person at any time,  during the  Annuitant's  lifetime.
You must give us a copy of the  assignment  In  Writing.  An  assignment  is  subject  to our  acceptance.  Prior to receipt of this notice,  we will not be deemed to know of or be obligated  under the  assignment  prior to our receipt and  acceptance  thereof.  We assume no responsibility for the validity or sufficiency of any assignment.

MISSTATEMENT OF AGE OR SEX
If the age and/or sex of the Annuitant has been misstated,  we make  adjustments to conform to the facts.  Any  underpayments  by us will be remedied on the next payment  following  correction.  Any  overpayments by us will be charged against future amounts payable by us under your annuity.

CONTRACT MODIFICATION
We reserve the right to make changes that are  necessary to maintain the tax status of the Annuity  under the Internal  Revenue Code and/or make changes  required by any change in other Federal or state laws relating to  retirement  annuities or annuity  contracts.
Where required by law or regulation, approval of the contract owner will be obtained prior to any such change.

INVESTMENT MANAGEMENT
We currently employ  investment  managers to manage the assets  maintained in Separate Account D supporting the Guaranteed  Maturity
Annuity.  Each manager we employ is responsible for investment  management of a different  portion of Separate  Account D. From time to time  additional  investment  managers  may be  employed  or  investment  managers  may  cease  being  employed.  We are under no obligation to employ or continue to employ any  investment  manager(s)  and have sole  discretion  over the  investment  managers we retain.

CURRENT INVESTMENT GUIDELINES
Some of the guidelines of our current  investment  strategy are outlined below.  However,  we are not obligated to invest  according to this or any other strategy except as may be required by Connecticut and other state insurance laws.

Our current  guidelines for the portfolio of investments in any non-unitized  separate  account include,  but are not limited to the following:

1. Investments may be made in cash; debt securities  issued by the United States  Government or its agencies and  instrumentalities;
money market instruments;  short,  intermediate and long-term corporate obligations;  private placements;  asset-backed obligations;
and municipal bonds.

2. At the time of purchase,  fixed income  securities  will be in one of the top four generic  lettered  rating  classifications  as established by a nationally  recognized  statistical  rating  Organization  ("NRSRO") such as Standard & Poor's or Moody's  Investor
Services,  Inc. or any Should a fixed income  security  fall below one of these top four  generic  lettered  rating  classifications subsequent to purchase, we may or may not sell such security.  We may change these guidelines at any time.

DISTRIBUTION
American Skandia Marketing,  Incorporated,  a wholly-owned  subsidiary of American Skandia,  Inc., acts as the principal underwriter of the Annuities.  ASM, Inc.'s  principal  business  address is One Corporate  Drive,  Shelton,  Connecticut  06484.  ASM, Inc. is a
member of the National Association of Securities Dealers, Inc. ("NASD").

ASM, Inc. will enter into distribution  agreements with certain  broker-dealers  registered under the Securities and Exchange Act of
1934 or with  entities  which may otherwise  offer the Annuities  that are exempt from such  registration.  Under such  distribution agreements such  broker-dealers  or entities may offer Annuities to persons who have  established an account with the  broker-dealer or the entity.  In addition, ASM, Inc. may solicit other eligible groups and certain individuals.

Compensation  is paid to firms on sales of the Annuity  according  to one or more  schedules.  The  individual  representative  will receive a portion of the  compensation,  depending on the practice of the firm.  Compensation  is generally based on a percentage of
Purchase  Payments made, up to a maximum of 1.0%.  Annual ongoing  compensation may also be payable up to a maximum of 1.0% based on
Interim Value.  Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you.

In addition,  firms may receive  separate  compensation  or  reimbursement  for,  among other things,  training of sales  personnel, marketing or other services they provide to us or our affiliates.  We or ASM may enter into  compensation  arrangements with certain firms.  These  arrangements  will not be offered to all firms and the terms of such  arrangements may differ between firms. Any such compensation  will be paid by us or ASM and will not result in any additional  charge to you. To the extent  permitted by NASD rules and other  applicable laws and  regulations,  ASM may pay or allow other  promotional  incentives or payments in the form of cash or other compensation.

LEGAL EXPERTS
The Counsel of American  Skandia  Life  Assurance  Corporation  has passed on on the legal  matters with respect to Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

LEGAL PROCEEDINGS
As of the date of this  Prospectus,  American  Skandia and its affiliates are not involved in any legal  proceedings  outside of the ordinary course of business.  American  Skandia and its affiliates are involved in pending and threatened  legal  proceedings in the normal course of its business,  however,  we do not anticipate that the outcome of any such legal  proceedings  will have a material adverse  affect on the  Separate  Account,  or American  Skandia's  ability to meet its  obligations  under the  Annuity,  or on the distribution of the Annuity.

EXPERTS
The  consolidated  financial  statements of American  Skandia Life Assurance  Corporation at December 31, 2002 and 2001, and for the
years then ended,  appearing in this  Prospectus  and  Registration  Statement  have been audited by Ernst & Young LLP,  independent auditors,  as set forth in their report thereon appearing  elsewhere  herein,  which is included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION
Insofar as  indemnification  for  liabilities  arising under the Securities  Act of 1933 may be permitted to directors,  officers or persons  controlling the registrant  pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the  Securities  and Exchange  Commission  such  indemnification  is against  public policy as expressed in the Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
To the extent and only to the extent that any statement in a document  incorporated  by reference  into this  Prospectus is modified or  superseded  by a statement in this  Prospectus  or in a  later-filed  document,  such  statement is hereby deemed so modified or superseded and not part of this  Prospectus.  The Annual Report on Form 10-K for the year ended December 31, 2002  previously  filed by the Company with the SEC under the Exchange Act is incorporated by reference in this Prospectus.

We will furnish you without charge a copy of any or all of the documents  incorporated  by reference in this  Prospectus,  including any exhibits to such documents which have been  specifically  incorporated by reference.  We will do so upon receipt of your written or oral request.

HOW TO CONTACT US
You can contact us by:
|X|      calling our Customer  Service Team at  1-800-752-6342  during our normal  business  hours,  8:30 a.m. EST to 8:00 p.m. EST,
       Monday through Friday, or Skandia's Telephone Automated Response System (STARS) at 1-800-766-4530.
|X|      writing  to us via  regular  mail at  American  Skandia  -  Variable  Annuities,  P.O.  Box 7040,  Bridgeport,  Connecticut
       06601-7040 OR for express mail American  Skandia - Variable  Annuities,  One Corporate  Drive,  Shelton,  Connecticut  06484.
       NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
|X|      sending an email to customerservice@skandia.com or visiting our Internet Website at www.americanskandia.com
|X|      accessing information about your Annuity through our Internet Website at www.americanskandia.com

You can obtain account information  through Skandia's  Telephone  Automated Response System (STARS) and at  www.americanskandia.com, our  Internet  Website.  Our  Customer  Service  representatives  are also  available  during  business  hours to  provide  you with information about your account. You can provide  authorization for a third party,  including your  attorney-in-fact  acting pursuant to a power of attorney or an investment  professional,  to access your account information and perform certain  transactions on your account.  You will need to  complete a form  provided by us which  identifies  those  transactions  that you wish to  authorize  via telephonic and electronic  means and whether you wish to authorize a third party to perform any such  transactions.  We require that you or your representative  provide proper identification before performing  transactions over the telephone or through our Internet
Website.  This may include a Personal  Identification  Number  (PIN) that will be provided to you upon issue of your  Annuity or you may  establish  or change your PIN through  STARS and at  www.americanskandia.com,  our Internet  Website.  Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

Transactions  requested  via  telephone are recorded.  To the extent  permitted by law, we will not be  responsible  for any claims, loss,  liability or expense in connection with a transaction  requested by telephone or other  electronic  means if we acted on such transaction  instructions  after following  reasonable  procedures to identify those persons  authorized to perform  transactions on your  Annuity  using  verification  methods  which may  include a request  for your  Social  Security  number,  PIN or other form of electronic  identification.  We may be liable for losses due to  unauthorized  or fraudulent  instructions if we did not follow such procedures.

American Skandia does not guarantee access to telephonic,  facsimile,  Internet or any other electronic  information or that we will be able to accept  transaction  instructions  via such means at all times.  Regular  and/or  express  mail will be the only means by which we will accept  transaction  instructions when telephonic,  facsimile,  Internet or any other electronic means are unavailable or delayed.  American  Skandia  reserves the right to limit,  restrict or  terminate  telephonic,  facsimile,  Internet or any other electronic transaction privileges at any time.

FINANCIAL STATEMENTS
The consolidated  financial  statements  which follow in Appendix A are those of American  Skandia Life Assurance  Corporation as of
December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002.

                                                             APPENDIXES

                         APPENDIX A Financial INFORMATION about American Skandia Life Assurance Corporation

                                         APPENDIX B ILLUSTRATION OF MARKET VALUE ADJUSTMENT

                                           APPENDIX C ILLUSTRATION OF INTEREST CREDITING

                                              APPENDIX A - FINANCIAL INFORMATION ABOUT
                                             AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

SELECTED FINANCIAL DATA (dollars in thousands)

The following table summarizes information with respect to the operations of the Company:

                                                       For the Year Ended December 31,
                                      2002            2001            2000           1999           1998
                                      ----            ----            ----           ----           ----
STATEMENTS OF INCOME DATA
Revenues:
Annuity and life insurance       $    370,004     $    388,696   $    424,578    $    289,989   $    186,211
   charges and fees (a) (b)
Fee income (b)                         97,650          111,196        130,610          83,243         50,839
Net investment income                  19,632           20,126         18,595          11,477         11,130
Net realized capital (losses)
   gains and other revenues (e)        (7,438)           2,698          4,195           3,688          1,360
                                 -------------    ------------   ------------    ------------   ------------

Total revenues                   $    479,848     $    522,716   $    577,978    $    388,397   $    249,540
                                 ============     ============   ============    ============   ============

Benefits and Expenses:
Annuity and life insurance       $      3,391     $      1,955   $        751    $        612   $        558
benefits
Change in annuity and life
   insurance policy reserves            2,741          (39,898)        49,339            (671)         1,053
   (c)
Guaranteed minimum death
   benefit claims, net of              23,256           20,370          2,618           4,785              -
   hedge (b)
Return credited to contract             5,196            5,796          8,463          (1,639)        (8,930)
owners
Underwriting, acquisition and
   other insurance expenses           188,728          196,755        150,597         125,434         86,306
Amortization of deferred
   acquisition costs (b) (d)          510,059          224,047        184,616          83,861         86,628
Interest expense                       14,544           73,424         85,998          69,502         41,004
                                 ------------     ------------   ------------    ------------   ------------

Total benefits and expenses      $    747,915     $    482,449   $    482,382    $    281,884   $    206,619
                                 ============     ============   ============    ============   ============

Income tax (benefit) expense     $   (102,810)    $      7,168   $     30,779    $     30,344   $      8,154
                                 ============     ============   ============    ============   ============

Net (loss) income                $   (165,257)    $     33,099   $     64,817    $     76,169   $     34,767
                                 ============     ============   ============    ============   ============

STATEMENTS OF FINANCIAL
CONDITION DATA
Total assets (b)                 $ 23,708,585     $ 28,009,782   $ 31,702,705    $ 30,881,579   $ 18,848,273
                                 ============     ============   ============    ============   ============

Future fees payable to parent    $    708,249     $    799,472   $    934,410    $    576,034   $    368,978
                                 ============     ============   ============    ============   ============

Surplus notes                    $    110,000     $    144,000   $    159,000    $    179,000   $    193,000
                                 ============     ============   ============    ============   ============

Shareholder's equity             $    683,061     $    577,668   $    496,911    $    359,434   $    250,417
                                 ============     ============   ============    ============   ============

a.       On annuity and life insurance sales of $3,472,044, $3,834,167, $8,216,167, $6,862,968, and $4,159,662, during the years ended December 31, 2002, 2001, 2000, 1999, and 1998, respectively, with contract owner assets under management of $21,894,636,
     $26,017,847, $29,751,822, $29,396,693, and $17,854,761, as of December 31, 2002, 2001, 2000, 1999, and 1998, respectively.
b.       These items are significantly impacted by equity market volatility.
c.       For the year ended December 31, 2000, change in annuity and life insurance policy reserves reflected increases to those reserves for guaranteed minimum death benefit ("GMDB") exposure.  For the year ended December 31, 2001, the Company changed certain of its assumptions related to its GMDB exposure resulting in a benefit to operations.  See Results of Operations in
     Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") for a further discussion.
d.       During the year ended December 31, 2002, the Company recorded an acceleration of amortization of $206,000 against the deferred acquisition cost asset.  See the MD&A for a further discussion.
e.       Net realized capital (losses) gains and other revenues include $5,845 of net realized capital losses on sales of securities during 2002 and an other than temporary impairment charge of $3,769 recorded during 2002 on the Company's equity securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (dollars in thousands)

Management's  Discussion  and Analysis of Financial  Condition  and Results of  Operations  should be read in  conjunction  with the consolidated financial statements and the notes thereto and Item 6, Selected Financial Data.

 Results of Operations
 ---------------------

Annuity and life insurance sales were  $3,472,044,  $3,834,167 and $8,216,167,  in 2002, 2001 and 2000,  respectively.  The decrease in sales in 2002 and 2001 was  primarily  the result of the general  decline in sales in the  industry,  attributed in large part to the continued  uncertainty in the equity markets. In addition,  the Company believes uncertainty  regarding its future ownership has adversely  impacted  sales,  primarily  in the latter  part of 2002.  The  Company  announced,  in the first  quarter  of 2002,  its intention to focus on the growth of its core variable annuity business.

Average assets under management totaled  $23,637,559 in 2002,  $26,792,877 in 2001 and $31,581,902 in 2000,  representing a decrease of 12% and 15% in 2002 and 2001,  respectively,  due primarily to weak equity  markets.  The decrease in annuity and life  insurance charges and fees and fee income before  surrender  charge income and  reinsurance  was  consistent  with the decline in assets under management.  Surrender  charge income  increased in 2002 as compared to 2001.  This was caused by higher lapses when compared to the applicable  prior year periods,  and was primarily  attributable,  the Company  believes,  to concerns by contract  holders,  rating agencies and the Company's  distribution  channels,  surrounding  the  uncertainty  in the equity markets and its impact on variable annuity  companies  generally and, prior to the  announcement of the Acquisition,  uncertainty  concerning the Company's future (See
Liquidity and Capital Resources for rating agency actions).

Net realized  capital losses in 2002 were primarily  from $9,593 of losses on sales and $3,769 of  other-than-temporary  impairments of mutual fund  investments  that are held in support of a deferred  compensation  program for certain of the  Company's  employees.
The deferred  compensation  program losses were offset by net gains of $3,746 during 2002 on sales of fixed maturities.  Included in those net gains on sales of fixed maturities for 2002, was a realized loss of approximately  $1,236 on the sale of a WorldCom,  Inc.
bond. The net capital gains in 2001 related  primarily to sales of fixed maturity  investments,  were partially  offset by losses on securities in the fixed  maturity  portfolio.  The most  significant  loss was $2,636 related to Enron  securities.  In addition net realized  capital  losses  of $3,534 in 2001  were  incurred  due to sales of mutual  fund  holdings  in  support  of the  Company's non-qualified deferred compensation program.

The change in annuity and life insurance policy reserves  includes  changes in reserves related to annuity  contracts with mortality risks.  During 2001, the Company's  Guaranteed Minimum Death Benefit ("GMDB") reserve decreased $43,984,  as the result of an update of certain  reserve  assumptions as to risks inherent in the benefit.  Previous  assumptions  had been based on statutory  valuation principles as an approximation  for U.S. GAAP. In addition,  future  mortality rates were lowered in 2001 to reflect  favorable past experience.  However,  offsetting  the  resulting  increase in earnings  and equity as a result of changes in the GMDB  liability in
2001,  assumptions  related to GMDB claim  costs were also  updated in the  calculation  of the  deferred  acquisition  cost  asset, resulting in additional amortization of this asset.

The Company uses  derivative  instruments,  which  consist of equity  option  contracts for risk  management  purposes,  and not for trading or  speculation.  The Company hedges the economic GMDB exposure  associated  with equity market  fluctuations.  GMDB claims, net of hedge,  consist of GMDB claims offset by the mark to market and realized  capital  gain/loss  results of the Company's option contracts.  During 2002 and 2001,  the  fluctuations  in GMDB  claims,  net of hedge,  were  driven by an increase in hedge  related benefits of $19,776 and  $14,646,  respectively.  Hedge  related  benefits  were  partially  offset by  increases  in GMDB claims of
$22,662 and $32,398 during 2002 and 2001, respectively.

Return credited to contract owners consists  primarily of net investment  results from the Company's  fixed,  market value adjusted, separate account  investment  option and changes in the Company's  experience rated  reinsurance  receivables.  The decrease in 2002 was primarily due to increased net investment  results on the Company's fixed,  market value adjusted,  separate account  investment option.  As the equity markets decline,  movement from variable  investment  options to fixed investment  options,  primarily due to one of the  Company's  product  features,  has  increased  the assets  invested in the fixed  separate  account  investment  option.
Included in 2002 net investment results is $9,849 of realized and unrealized losses on certain  securities,  of which $5,427 related to  WorldCom,  Inc.  bonds.  The  increase  in net  investment  results  was  partially  offset by a decrease  in  experience  rated reinsurance  receivables  in 2002 due to unfavorable  experience on certain blocks of variable  annuity  business.  In 2001,  return credited to contract  owners  decreased  primarily  due to favorable  experience  on certain  blocks of variable  annuity  contracts increasing the experience rated reinsurance  receivable.  Partially  offsetting the 2001 decrease is net investment losses of $1,662 related to Enron securities.

Underwriting, acquisition and other insurance expenses for 2002, 2001 and 2000 were as follows:

                                                        2002              2001               2000
                                                        ----              ----               ----
Commissions and purchase credits                         $   287,612       $   248,187         $   430,743
General operating expenses                                   145,438           157,704             214,957
Acquisition costs deferred                                  (244,322)         (209,136)           (495,103)
                                                         -----------       -----------         -----------
Underwriting,   acquisition   and   other   insurance
     expenses                                            $   188,728       $   196,755         $   150,597
                                                         ===========       ===========         ===========

New products  launched,  as well as a larger  proportion of sales of products with higher  commissions as compared to 2001 led to an increase in  commissions  and purchase  credits  during  2002.  Lower sales and asset  levels led to a decrease in  commissions  and purchase credits during 2001.  Partially  offsetting this decline in 2001, the company launched a commission  promotion program that increased  commissions  as a percentage of new sales.  Commission  promotions in 2002 were  approximately  equivalent as compared to
2001.

General  operating  expenses  decreased  during  2002 and 2001 as a result of lower  sales-based  compensation,  as well as  expense reduction  programs  implemented during 2001 and continued strong expense  management in 2002.  Variable  compensation and long-term incentive plan expenses have decreased due to the slowdown in sales and the decline in the equity markets.

Amortization  of deferred  acquisition  costs  increased over the past two years, in general,  due to the further  depressed  equity markets in 2002 and 2001,  thereby  decreasing  expectations  of future gross profits and actual gross profits from asset based fees and  increased  expected and actual claim costs  associated  with minimum death benefit  guarantees.  During 2002,  the Company also performed a  recoverability  study and an analysis of its  short-term  assumptions  of future  gross  profits and  determined  those assumptions  of future  profits  to be  excessive.  This  analysis  resulted  in a current  year  acceleration  of  amortization  of
$206,000.  During 2002 and 2001,  the Company  also updated its future  estimated  gross  profits with respect to certain  mortality assumptions  reflecting  actual  experience and the decline in the equity markets  resulting in additional  increased  amortization.
See Note 2 of Notes to Consolidated Financial Statements for a further discussion on amortization of deferred acquisition costs.

Interest  expense  decreased during 2002 primarily due to lower interest expense related to the future fees payable to ASI liability
(See Note 8). Interest  expense on these  obligations is driven by the cash flows from the underlying  annuity  contracts  acting as collateral.  Due to the depressed  asset values of those annuity  contracts  driven by the decline in the equity  markets,  the cash flows, and therefore the interest  expense,  decreased from prior year levels.  Interest expense  decreased in 2001 as a result of a reduction in borrowing.

The Company's  income tax  (benefit)  expense  varies  directly with  increases or decreases in (loss) income from  operations.  The effective income tax rate varied from the corporate rate of 35% due primarily to the deduction for dividends received.

Total assets and  liabilities  decreased  $4,301,197 and  $4,406,590,  respectively,  from December 31, 2001.  This change  resulted primarily from the declining equity markets.

 Significant Accounting Policies
 -------------------------------

 Deferred Acquisition Costs

The costs of acquiring  new business,  which vary with and are primarily  related to new business  generated,  are deferred,  net of reinsurance.  These costs include  commissions,  purchase  credits,  costs of contract  issuance,  and certain selling expenses that vary with production.

The Company uses the  retrospective  deposit  method for  amortizing  deferred  acquisition  costs.  This method results in deferred acquisition  costs being  amortized in proportion to expected gross profits from surrender  charges and policy and asset based fees, net of  operating  and claim  costs.  The  deferred  acquisition  cost asset is  adjusted  retrospectively  and  prospectively  when estimates  of current and future  gross  profits to be realized  from a group of  products  are  revised.  Critical  assumptions  in estimating  gross profits  include those for  surrenders,  long-term fund growth rate,  expenses and death  benefits.  The long-term fund growth rate, in large part,  determines  the estimated  future asset levels on which the most  significant  revenues are based.
The Company's  long-term fund growth rate assumption is 8% (net of charges assessed  against the underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the
Company's  long-term  expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term asset growth rate  expectation.  The short-term asset growth rate is subject to constraints surrounding  actual market  conditions.  If the Company's  long-term fund growth rate assumption was 7% instead of 8%, the Company's deferred acquisition cost asset at December 31, 2002 would be reduced by $26,273.

 Future Fees Payable to ASI

In a series of  transactions  with ASI,  the Company  transferred  certain  rights to receive a portion of future fees and  contract charges expected to be realized on designated blocks of deferred annuity contracts.

The proceeds  from the  transfers  have been recorded as a liability and are being  amortized  over the remaining  surrender  charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

In connection with these  transactions,  ASI, through special purpose trusts,  issued  collateralized  notes in private  placements, which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the securitization  purchase  agreements,  the rights  transferred  provide for ASI to receive a percentage (60%,
80% or 100% depending on the underlying  commission  option) of future  mortality and expense charges and contingent  deferred sales charges,  after  reinsurance,  expected to be realized  over the  remaining  surrender  charge  period of the  designated  contracts
(generally  6 to 8 years).  The  liability  for future fees payable to ASI at the balance  sheet date is based on the  consideration received less principal  repayments  according to amortization  schedules that were developed at the inception of the  transactions.
If actual  mortality  and expense  charges and  contingent  deferred  sales  charges are less than those  projected  in the original amortization  schedules,  calculated on a transaction  by transaction  basis,  ASI has no recourse  against the Company.  As account values  associated  with the  designated  contracts  have  declined,  consistent  with the  overall  decline in the equity  markets, historical  mortality  and  expense  charges  have been lower than  expected  on certain  transactions  and it is likely that future mortality and expense  charges,  on those same  transactions,  will be lower than originally  projected.  As a result,  the ultimate cash flows  associated  with these  transactions  that will  transfer  to ASI may be lower than the current  carrying  amount of the liability.

The Company has determined,  using  assumptions for lapses,  mortality,  free  withdrawals and a long-term fund growth rate of 8% on the Company's assets under management, that the present value of future payments to ASI would be $429,773.

 Deferred Taxes

The Company  evaluates the necessity of recording a valuation  allowance against its deferred tax asset in accordance with Statement of Financial  Accounting  Standards No. 109,  Income Taxes ("SFAS 109"). In performing this  evaluation,  the Company  considers all available  evidence  in making  the  determination  as to  whether  it is more  likely  than not that  deferred  tax  assets are not realizable.  For the Company,  that evidence  includes:  cumulative  U.S. GAAP pre-tax  income in recent years past,  whether or not operating  losses have expired  unused in the past,  the length of  remaining  carryback or  carryforward  periods,  and net taxable income or loss  expectations  in early future years.  The net taxable  income or loss  projections  are based on profit  assumptions consistent with those used to amortize deferred acquisition costs (see above discussion on deferred acquisition costs).

As of December 31, 2002, the Company has  approximately  $361,000  gross  deferred tax assets  related  principally to net operating loss  carryforwards  that  expire  in 2016 and 2017 and  insurance  reserve  differences.  After  considering  the  impact  of gross reversing  temporary  liabilities of $323,000,  the Company  estimates that the Company will generate  sufficient  taxable income to fully utilize gross deferred tax assets within 2 years (prior to the expiration of the net operating losses).

 Liquidity and Capital Resources
 -------------------------------

The Company's liquidity requirements have generally been met by cash from insurance operations,  investment  activities,  borrowings from ASI, reinsurance, capital contributions and securitization transactions with ASI (see Note 8).

The  Company's  cash from  insurance  operations  is primarily  comprised of fees  generated  off of assets under  management,  less commission  expense on sales,  sales and marketing  expenses and other operating  expenses.  Fund  performance  driven by the equity markets  directly impact assets under management and therefore,  the fees the Company can generate off of those assets.  During 2002 and 2001, assets under management  declined  consistent with the equity market declines resulting in reductions in fee revenues.  In addition,  the  equity  markets  impact  sales  of  variable  annuities.  As sales  have  declined  in a  declining  equity  market, non-promotional  commission  expense  declined,  however,  in order to boost sales  levels,  the Company has offered  various  sales promotions increasing the use of cash for commission expense.

In order to fund the cash strain  generated from  acquisition  costs on current sales, the Company has relied on cash generated from its direct insurance  operations as well as reinsurance and securitization  transactions.  The Company has used modified coinsurance reinsurance  arrangements  whereby the  reinsurer  shares in the  experience  of a specified  book of  business.  These  reinsurance transactions  result in the Company  receiving  from the reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer  receiving , the future fees  generated from that book of business.  These  reinsurance  agreements  also mitigate the recoverability  risk associated with the payment of up-front  commissions and other acquisition costs.  Similarly,  the
Company has entered into securitization  transactions  whereby the Company issues to ASI, in exchange for cash, the right to receive future fees  generated  off of a specific  book of  business.  On April 12,  2002,  the Company  entered  into a new  securitization transaction  with ASI. This  transaction  covers  designated  blocks of business  issued from November 1, 2000 through  December 31,
2001.  The  estimated  present  value of the  transaction  at April 12,  2002,  using a discount  rate of 6.00%,  was  approximately
$101,713.

As of December 31, 2002, 2001 and 2000, the Company had short-term  borrowings of $10,000,  $10,000 and $10,000,  respectively,  and had  long-term  surplus notes  liabilities  of $110,000,  $144,000 and $159,000,  respectively.  During 2002,  the Company  borrowed
$263,091 and paid back $263,091  related to short-term  borrowing.  During 2002 and 2001, the Company  received  permission from the
State of Connecticut  Insurance Department to pay down surplus notes in the amount of $34,000 and $15,000,  respectively.  See Notes
14 and 15 of Notes  to  Consolidated  Financial  Statements  for  more  information  on  surplus  notes  and  short-term  borrowing, respectively.

As of December 31, 2002, 2001 and 2000,  shareholder's  equity totaled $683,061,  $577,668 and $496,911,  respectively.  The Company received capital  contributions  of $259,720 and $48,000 from ASI during 2002 and 2001,  respectively.  Of this,  $4,520 and $2,500, respectively,  was used to support its  investment in Skandia  Vida.  Net (loss)  income of  ($165,257)  and $33,099,  for the years ended December 31, 2002 and 2001, respectively, contributed to the respective changes in shareholder's equity in 2002 and 2001.

The National Association of Insurance  Commissioners  ("NAIC") requires insurance companies to report information  regarding minimum
Risk Based Capital ("RBC")  requirements.  These requirements are intended to allow insurance  regulators to identify companies that may need regulatory  attention.  The RBC model law requires that insurance  companies  apply various  factors to asset,  premium and reserve items,  all of which have inherent risks.  The formula  includes  components for asset risk,  insurance risk,  interest rate risk and business risk.  The Company has complied with the NAIC's RBC reporting  requirements  and has total  adjusted  capital well above required capital.

During 2002,  all of the major rating  agencies  reviewed the U.S. life  insurance  sector,  including  the Company.  Based on these reviews the rating  agencies  have  evolving  concerns  surrounding  the risk  profile of variable  annuity  companies  due to their significant  exposure  to equity  market  performance.  This  exposure  has  resulted,  and may  continue  to  result,  in  earnings volatility.  Based on the reviews made during 2002, the following ratings actions took place:

On May 8,  2002,  Fitch  Ratings  downgraded  the  Company's  "insurer  financial  strength"  rating to A+ from AA- with a  "stable"
outlook.

On September 19, 2002,  Fitch Ratings lowered the Company's  "insurer  financial  strength"  rating to A- from A+ with an "evolving"
outlook.

On September 27, 2002, A.M. Best Co. lowered the Company's "financial strength" rating to A- from A with negative implications.

On October 16, 2002,  Standard and Poor's lowered the Company's  "counter party credit" and "financial  strength" ratings to A- from
A+ with a negative outlook and removed the Company from Credit Watch.

Subsequent  to the  announcement  of the  Acquisition,  Standard  and  Poor's  placed  the  Company  on  CreditWatch  with  positive implications.

 Effects of Inflation
 --------------------

The rate of inflation has not had a significant effect on the Company's financial statements.

Outlook
-------

The Company believes that it is well positioned to retain and enhance its position as a leading  provider of financial  products for long-term  savings and retirement  purposes as well as to address the economic impact of premature death,  estate planning  concerns and supplemental  retirement  needs. The Company has renewed its focus on its core variable annuity  business,  offering  innovative long-term  savings and income products,  strengthening its wholesaling  efforts and providing  consistently good customer service in order to gain market share and improve profitability in an increasingly competitive market.

The  Gramm-Leach-Bliley  Act of 1999 (the Financial Services  Modernization Act) permits  affiliation among banks,  securities firms and insurance  companies.  This legislative change has created  opportunities for continued  consolidation in the financial services industry and increased competition as large companies offer a wide array of financial products and services.

Various  other  legislative  initiatives  could impact the Company such as pension  reform and capital gains and estate tax changes.
These  include the  proposed  exclusion  from tax for  corporate  dividends,  potential  changes to the  deductibility  of dividends received from the Company's  separate accounts and newly proposed  tax-advantaged  savings programs.  Additional  pension reform may change current tax deferral rules and allow increased  contributions to retirement  plans,  which may lead to higher  investments in tax-deferred  products and create  growth  opportunities  for the Company.  A capital  gains tax  reduction  may cause  tax-deferred products to be less attractive to consumers, which could adversely impact the Company.

In addition,  NAIC  statutory  reserving  guidelines  and/or  interpretations  of those  guidelines  may change in the future.  Such changes may require the Company to modify, perhaps materially, its statutory-based reserves for variable annuity contracts.

 Forward Looking Information
 ---------------------------

The Private Securities  Litigation Reform Act of 1995 (the "1995 Act") provides a "safe harbor" for forward-looking  statements,  so long as those statements are identified as forward-looking,  and the statements are accompanied by meaningful  cautionary statements that identify  important  factors that could cause actual results to differ  materially  from those  discussed in the statement.  We want to take advantage of these safe harbor provisions.

Certain  information  contained in the  Management's  Discussion  and Analysis of Financial  Condition  and Results of Operations is
forward-looking within the meaning of the 1995 Act or Securities and Exchange Commission rules.

These  forward-looking  statements  rely on a number  of  assumptions  concerning  future  events,  and are  subject  to a number of significant  uncertainties  and results may differ  materially  from these  statements.  You should not put undue  reliance on these forward-looking  statements.  We disclaim any intention or obligation to update or revise forward-looking  statements,  whether as a result of new information, future events or otherwise.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The Company is subject to potential  fluctuations in earnings and the fair value of certain of its assets and  liabilities,  as well as variations in expected cash flows due to changes in market  interest rates and equity prices.  The following  discussion  focuses on specific  exposures the Company has to interest rate and equity price risk and describes  strategies  used to manage these risks, and includes  "forward-looking  statements" that involve risk and uncertainties.  The discussion is limited to financial instruments subject to market risks and is not intended to be a complete discussion of all of the risks to which the Company is exposed.

 Interest Rate Risk
 ------------------

Fluctuations  in interest rates can  potentially  impact the Company's  profitability  and cash flows.  At December 31, 2002, 91% of assets held under  management  by the Company are in  non-guaranteed  Separate  Accounts for which the  Company's  interest rate and equity  market  exposure is not  significant,  as the contract  owner  assumes  substantially  all of the  investment  risk.  Of the remaining  9% of  assets,  the  interest  rate risk from  contracts  that  carry  interest  rate  exposure  is  managed  through  an asset/liability matching program which takes into account the risk variables of the insurance liabilities supported by the assets.

At December 31, 2002, the Company held fixed maturity  investments in its general  account that are sensitive to changes in interest rates. These securities are held in support of the Company's fixed immediate  annuities,  fixed supplementary  contracts,  the fixed investment option offered in its variable life insurance  contracts,  and in support of the Company's target solvency  capital.  The
Company has a conservative  investment  philosophy with regard to these investments.  All investments are investment grade corporate securities, government agency or U.S. government securities.

The Company's  deferred  annuity  products  offer a fixed  investment  option which  subjects the Company to interest rate risk. The fixed option  guarantees a fixed rate of interest for a period of time  selected by the contract  owner.  Guarantee  period  options available range from one to ten years.  Withdrawal of funds,  or transfer of funds to variable  investment  options,  before the end of the guarantee  period subjects the contract owner to a market value  adjustment  ("MVA").  In the event of rising interest rates, which make the fixed  maturity  securities  underlying  the  guarantee  less  valuable,  the MVA could be negative.  In the event of declining  interest  rates,  which make the fixed maturity  securities  underlying  the guarantee  more  valuable,  the MVA could be positive.  The resulting  increase or decrease in the value of the fixed option,  from calculation of the MVA, should  substantially offset the increase or decrease in the market  value of the  securities  underlying  the  guarantee.  The Company  maintains  strict asset/liability  matching  to  enable  this  offset.  However,  the  Company  still  takes on the  default  risk for the  underlying securities,  the interest rate risk of  reinvestment  of interest  payments and the risk of failing to maintain the  asset/liability matching program with respect to duration and convexity.

Liabilities held in the Company's  guaranteed separate account as of December 31, 2002 totaled $1,828,048.  Assets,  primarily fixed income  investments,  supporting those liabilities had a fair value of $1,828,048.  The Company performed a sensitivity  analysis on these  interest-sensitive  liabilities and assets at December 31, 2002. The analysis showed that an immediate  decrease of 100 basis points in interest rates would result in a net increase in liabilities and the  corresponding  assets of  approximately  $69,150 and
$68,500,  respectively.  An analysis of a 100 basis point decline in interest  rates at December 31, 2001,  showed a net increase in interest-sensitive liabilities and the corresponding assets of approximately $39,800 and $39,900, respectively.

 Equity Market Exposure
 ----------------------

The primary  equity market risk to the Company comes from the nature of the variable  annuity and variable life products sold by the
Company.  Various  fees and  charges  earned  are  substantially  derived  as a  percentage  of the  market  value of  assets  under management.  In a market decline,  this income will be reduced.  This could be further  compounded by customer  withdrawals,  net of applicable  surrender  charge  revenues,  partially  offset by transfers to the fixed option  discussed  above. A 10% decline in the market value of the assets under  management at December 31, 2002,  sustained  throughout  2003, would result in an approximate drop in related mortality and expense charges and annual fee income of $36,350.

Another  equity  market risk  exposure of the Company  relates to guaranteed  minimum  death  benefit  payments.  Declines in equity markets and,  correspondingly,  the  performance of the funds  underlying the Company's  products,  increase  exposure to guaranteed minimum death benefit  payments.  As discussed in Note 2D of the  consolidated  financial  statements,  the Company uses  derivative instruments to hedge against the risk of  significant  decreases in equity  markets.  Prior to the  implementation  of this program, the Company used reinsurance to mitigate this risk.

The Company has a portfolio of equity investments  consisting of mutual funds, which are held in support of a deferred  compensation program.  In the event of a decline in market values of underlying  securities,  the value of the portfolio  would decline;  however the accrued benefits payable under the related deferred compensation program would decline by a corresponding amount.

Estimates of interest rate risk and equity price risk were  obtained  using  computer  models that take into  consideration  various assumptions  about the future.  Given the  uncertainty  of future  interest rate  movements,  volatility  in the equity  markets and consumer behavior, actual results may vary from those predicted by the Company's models.

                                            AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                                   Report of Independent Auditors

To the Board of Directors and Shareholder of
    American Skandia Life Assurance Corporation
Shelton, Connecticut

We have audited the consolidated  statements of financial  condition of American  Skandia Life Assurance  Corporation (the "Company"
which is an indirect  wholly-owned  subsidiary of Skandia  Insurance Company Ltd.) as of December 31, 2002 and 2001, and the related consolidated  statements  of income,  shareholder's  equity and cash flows for each of the three years in the period ended  December
31, 2002. These  consolidated  financial  statements are the  responsibility of the Company's  management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing  standards  generally  accepted in the United States.  Those  standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether the  financial  statements  are free of material misstatement.  An audit  includes  examining,  on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the consolidated  financial position of American  Skandia Life  Assurance  Corporation  at December  31, 2002 and 2001,  and the  consolidated  results of their operations  and their cash flows for each of the three years in the period ended  December 31, 2002, in conformity  with  accounting principles generally accepted in the United States.

As discussed in Note 2, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other
Intangible Assets.

As discussed in Note 2, effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133,
Accounting for Derivative Instruments and Hedging Activities.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 3, 2003

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Consolidated Statements of Financial Condition
                                                 (in thousands, except share data)

                                                                           As of December 31,
                                                                          2002            2001
                                                                          ----            ----
ASSETS
------
Investments:
   Fixed maturities - at fair value (amortized cost of $379,422
     and $356,882, respectively)                                     $       398,601 $       362,831
   Equity securities - at fair value (amortized cost of $52,017
     and $49,886, respectively)                                               51,769          45,083
   Derivative instruments - at fair value                                     10,370           5,525
   Policy loans                                                                7,559           6,559
                                                                     --------------- ---------------

     Total investments                                                       468,299         419,998

Cash and cash equivalents                                                     51,339               -
Accrued investment income                                                      4,196           4,737
Deferred acquisition costs                                                 1,117,544       1,383,281
Reinsurance receivable                                                         5,447           7,733
Receivable from affiliates                                                     3,961           3,283
Income tax receivable                                                              -          30,537
Deferred income taxes                                                         38,206               -
Fixed assets, at depreciated cost (accumulated depreciation of
$7,555 and $4,266, respectively)                                              12,132          17,752
Other assets                                                                 101,848         103,912
Separate account assets                                                   21,905,613      26,038,549
                                                                     --------------- ---------------

     Total assets                                                    $    23,708,585 $    28,009,782
                                                                     =============== ===============

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
Liabilities:
Reserves for future policy and contract benefits                     $       149,349 $        91,126
Accounts payable and accrued expenses                                        133,543         192,952
Income tax payable                                                             6,547               -
Deferred income taxes                                                              -          54,980
Payable to affiliates                                                          2,223         101,035
Future fees payable to American Skandia, Inc. ("ASI")                        708,249         799,472
Short-term borrowing                                                          10,000          10,000
Surplus notes                                                                110,000         144,000
Separate account liabilities                                              21,905,613      26,038,549
                                                                     --------------- ---------------

     Total liabilities                                                    23,025,524      27,432,114
                                                                     --------------- ---------------

Commitments and contingent liabilities (Note 18)

Shareholder's equity:
Common stock, $100 par value, 25,000 shares authorized,
   issued and outstanding                                                      2,500           2,500
Additional paid-in capital                                                   595,049         335,329
Retained earnings                                                             73,821         239,078
Accumulated other comprehensive income                                        11,691             761
                                                                     --------------- ---------------

     Total shareholder's equity                                              683,061         577,668
                                                                     --------------- ---------------

     Total liabilities and shareholder's equity                      $    23,708,585 $    28,009,782
                                                                     =============== ===============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                 Consolidated Statements of Income
                                                           (in thousands)

                                                                       For the Years Ended December 31,
                                                                      2002          2001           2000
                                                                      ----          ----           ----

REVENUES
--------

Annuity and life insurance charges and fees                       $    370,004  $    388,696  $    424,578
Fee income                                                              97,650       111,196       130,610
Net investment income                                                   19,632        20,126        18,595
Net realized capital (losses) gains                                     (9,614)          928          (688)
Other                                                                    2,176         1,770         4,883
                                                                  ------------  ------------  ------------

   Total revenues                                                      479,848       522,716       577,978
                                                                  ------------  ------------  ------------

EXPENSES
--------

Benefits:
   Annuity and life insurance benefits                                   3,391         1,955           751
   Change in annuity and life insurance policy reserves                  2,741       (39,898)       49,339
   Guaranteed minimum death benefit claims, net of hedge                23,256        20,370         2,618
   Return credited to contract owners                                    5,196         5,796         8,463
                                                                  ------------  ------------  ------------

     Total benefits                                                     34,584       (11,777)       61,171

Other:
   Underwriting, acquisition and other insurance
     expenses                                                          188,728       196,755       150,597
   Amortization of deferred acquisition costs                          510,059       224,047       184,616
   Interest expense                                                     14,544        73,424        85,998
                                                                  ------------  ------------  ------------

                                                                       713,331       494,226       421,211
                                                                  ------------  ------------  ------------

   Total benefits and expenses                                         747,915       482,449       482,382
                                                                  ------------  ------------  ------------

     (Loss) income from operations before income tax
(benefit) expense                                                     (268,067)       40,267        95,596

       Income tax (benefit) expense                                   (102,810)        7,168        30,779
                                                                  ------------  ------------  ------------

         Net (loss) income                                        $   (165,257) $     33,099  $     64,817
                                                                  ============  ============  ============

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                          Consolidated Statements of Shareholder's Equity
                                                           (in thousands)

                                                                                    Accumulated Other
                                                                                  Comprehensive Income
                                                                               ----------------------------
                                                                               -------------- -------------
                                                      Additional                  Foreign      Unrealized
                                          Common        Paid in    Retained      Currency        Gains
                                            Stock       Capital     Earnings    Translation     (Losses)       Total
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
         As of December 31, 1999              $2,500     $215,879    $141,162        $148          ($255)      $359,434
Net income                                                             64,817                                    64,817
Other comprehensive income:
   Unrealized capital gains                                                                          843            843
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                      433            433
   Foreign currency translation                                                       (66)                          (66)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                        1,210
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             66,027
Capital contributions                                      71,450                                                71,450
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2000                        2,500      287,329     205,979          82          1,021        496,911
Net income                                                             33,099                                    33,099
Other comprehensive loss:
   Unrealized capital losses                                                                        (261)          (261)
   Reclassification adjustment for
realized gains included in net
realized capital (losses) gains                                                                      (14)           (14)
   Foreign currency translation                                                       (67)                          (67)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive loss                                                                                           (342)
                                                                                                            ------------
                                                                                                            ------------
Comprehensive income                                                                                             32,757
Capital contributions                                      48,000                                                48,000
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2001                        2,500      335,329     239,078          15            746        577,668
Net loss                                                             (165,257)                                 (165,257)
Other comprehensive income:
   Unrealized capital gains                                                                       10,434         10,434
   Reclassification adjustment for
realized losses included in net
realized capital (losses) gains                                                                    1,126          1,126
   Foreign currency translation                                                      (630)                         (630)
                                                                                                            ------------
                                                                                                            ------------
Other comprehensive income                                                                                       10,930
                                                                                                            ------------
                                                                                                            ------------
Comprehensive loss                                                                                             (154,327)
Capital contributions                                     259,720                                               259,720
                                          ----------- ------------ ----------- -------------- ------------- ------------
                                          ----------- ------------ ----------- -------------- ------------- ------------
As of December 31, 2002                       $2,500     $595,049     $73,821       $(615)       $12,306       $683,061

Unrealized  capital  gains  (losses)  is shown net of tax  expense  (benefit)  of $5,618,  ($140) and $454 for 2002,  2001 and 2000,
respectively.  Reclassification  adjustment for realized  losses (gains)  included in net realized  capital  (losses) gains is shown net of tax expense  (benefit) of $606, ($8) and $233 for 2002, 2001 and 2000,  respectively.  Foreign currency  translation is shown net of tax benefit of $339, $36 and $36 for 2002, 2001 and 2000, respectively.

                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                               Consolidated Statements of Cash Flows
                                                           (in thousands)

                                                                         For the Years Ended December 31,
                                                                           2002        2001        2000
                                                                           ----        ----        ----
Cash flow from operating activities:
   Net (loss) income                                                    $ (165,257) $   33,099  $   64,817
   Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Amortization and depreciation                                          21,649      13,374       5,758
     Deferral of acquisition costs                                        (244,322)   (209,136)   (495,103)
     Amortization of deferred acquisition costs                            510,059     224,047     184,616
     Deferred tax (benefit) expense                                        (99,071)     46,215      60,023
     Change in unrealized (gains) losses on derivatives                     (5,149)      2,902      (2,936)
     Increase (decrease) in policy reserves                                  3,293     (38,742)     50,892
     (Decrease) increase in net receivable/payable to affiliates           (99,490)    103,496     (72,063)
     Change in net income tax receivable/payable                            37,084       4,083     (58,888)
     Increase in other assets                                               (9,546)    (12,105)    (65,119)
     Decrease (increase) in accrued investment income                          541         472      (1,155)
     Decrease (increase) in reinsurance receivable                           2,286      (1,849)        420
     (Decrease) increase in accounts payable and accrued
expenses                                                                   (59,409)     55,912     (21,550)
     Net realized capital (gains) losses on derivatives                    (26,654)    (14,929)      5,554
     Net realized capital losses (gains) on investments                      9,616        (928)        688
                                                                        ----------  ----------  ----------
       Net cash (used in) provided by operating activities                (124,370)    205,911    (344,046)
                                                                        ----------  ----------  ----------

Cash flow from investing activities:
     Purchase of fixed maturity investments                               (388,053)   (462,820)   (380,737)
     Proceeds from sale and maturity of fixed
       maturity investments                                                367,263     390,816     303,736
     Purchase of derivatives                                               (61,998)   (103,533)    (14,781)
     Proceeds from exercise or sale of derivative instruments               88,956     113,051       5,936
     Purchase of shares in equity securities and dividend
reinvestments                                                              (49,713)    (55,430)    (18,136)
     Proceeds from sale of shares in equity securities                      34,220      25,228       8,345
     Purchase of fixed assets                                               (2,423)    (10,773)     (7,348)
     Increase in policy loans                                               (1,000)     (2,813)     (2,476)
                                                                        ----------  ----------  ----------
       Net cash used in investing activities                               (12,748)   (106,274)   (105,461)
                                                                        ----------  ----------  ----------

Cash flow from financing activities:
     Capital contribution                                                  259,720      48,000      71,450
     Pay down of surplus notes                                             (34,000)    (15,000)    (20,000)
     (Decrease) increase in future fees payable to ASI, net                (91,223)   (137,355)    358,376
     Deposits to contract owner accounts                                   808,209      59,681     172,441
     Withdrawals from contract owner accounts                             (164,964)   (130,476)   (102,603)
     Change in contract owner accounts, net of investment earnings        (588,315)     62,875     (55,468)
                                                                        ----------  ----------  ----------
       Net cash provided by (used in) financing activities                 189,427    (112,275)    424,196
                                                                        ----------  ----------  ----------

       Net increase (decrease) in cash and cash equivalents                 52,309     (12,638)    (25,311)
       Change in foreign currency translation                                 (970)       (103)       (101)
       Cash and cash equivalents at beginning of period                          -      12,741      38,153
       Cash and cash equivalents at end of period                       $   51,339  $        -  $   12,741
                                                                        ==========  ==========  ==========
     Income taxes (received) paid                                       $  (40,823) $  (43,130) $   29,644
                                                                        ==========  ==========  ==========
     Interest paid                                                      $   23,967  $   56,831  $  114,394
                                                                        ==========  ==========   =========
                                          See notes to consolidated financial statements.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                             Notes to Consolidated Financial Statements
                                                         December 31, 2002
                                                       (dollars in thousands)

1.       ORGANIZATION AND OPERATION

         American  Skandia  Life  Assurance  Corporation  ("ASLAC"  or the  "Company"),  with  its  principal  offices  in  Shelton,
         Connecticut,  is a wholly-owned  subsidiary of American  Skandia,  Inc.  ("ASI").  On December 19, 2002,  Skandia Insurance
         Company Ltd. (publ)  ("SICL"),  an insurance  company  organized under the laws of the Kingdom of Sweden,  and the ultimate parent company of the Company,  entered into a definitive purchase agreement with Prudential Financial,  Inc., a New Jersey corporation ("Prudential  Financial"),  whereby Prudential Financial will acquire the Company and certain of its affiliates
         (the  "Acquisition").  Consummation  of the  transaction is subject to various  closing  conditions,  including  regulatory approvals  and  approval of certain  matters by the board of directors  and  shareholders  of the mutual  funds  advised by
         American Skandia  Investment  Services,  Inc.  ("ASISI"),  a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003.

         The  Company  develops  long-term  savings  and  retirement   products,   which  are  distributed  through  its  affiliated
         broker/dealer  company,  American Skandia Marketing,  Incorporated  ("ASM"). The Company currently issues term and variable universal life insurance and variable  deferred and immediate  annuities for individuals and groups in the United States of
         America and its territories.

         The Company has 99.9%  ownership  in Skandia  Vida,  S.A.  de C.V.  ("Skandia  Vida"),  which is a life  insurance  company domiciled in Mexico.  Skandia Vida had total  shareholder's  equity of $5,023 and $4,179 as of December 31, 2002, and 2001,
         respectively.  Skandia Vida has generated  net losses of $2,706,  $2,619 and $2,540 in 2002,  2001 and 2000,  respectively.
         As part of the  Acquisition,  it is expected  that the Company  will sell its  ownership  interest in Skandia Vida to SICL.
         The Company has filed for required  regulatory  approvals from the State of  Connecticut  and Mexico related to the sale of
         Skandia Vida.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         A.       Basis of Reporting
                  ------------------

                  The accompanying  consolidated  financial  statements have been prepared in conformity with accounting  principles generally  accepted in the United States ("U.S.  GAAP").  Skandia Vida has been  consolidated  in these  financial statements.  Intercompany  transactions  and balances between the Company and Skandia Vida have been eliminated in consolidation.

                  Certain reclassifications have been made to prior year amounts to conform with the current year presentation.

         B.       New Accounting Standard
                  -----------------------

                  Effective January 1, 2001, the Company adopted Statement of Financial  Accounting  Standards No. 133,  "Accounting
                  for  Derivative  Instruments  and Hedging  Activities,"  as amended by SFAS 137 and SFAS 138  (collectively  "SFAS
                  133").  Derivative instruments held by the Company consist of equity put option contracts utilized to

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  manage  the  economic  risks  associated  with  guaranteed  minimum  death  benefits  ("GMDB").  These  derivative instruments are carried at fair value.  Realized and unrealized  gains and losses are reported in the Consolidated
                  Statements  of Income,  together  with GMDB claims  expense,  as a component of  Guaranteed  Minimum Death Benefit
                  Claims,  Net of Hedge.  The  adoption of SFAS No. 133 did not have a material  effect on the  Company's  financial statements.

                  Effective April 1, 2001, the Company adopted the Emerging Issues Task Force ("EITF") Issue 99-20,  "Recognition of
                  Interest Income and Impairment on Purchased and Retained  Beneficial  Interests in Securitized  Financial Assets."
                  Under the  consensus,  investors  in certain  asset-backed  securities  are  required  to record  changes in their estimated  yield on a prospective  basis and to evaluate these  securities for an other than temporary  decline in value.  If the fair value of the  asset-backed  security has declined below its carrying amount and the decline is determined  to be other than  temporary,  the security is written  down to fair value.  The adoption of EITF Issue
                  99-20 did not have a significant effect on the Company's financial statements.

                  In July 2001,  the  Financial  Accounting  Standards  Board  ("FASB")  issued  Statement of  Financial  Accounting
                  Standards.  No. 142  "Accounting  for  Goodwill and  Intangible  Assets"  ("SFAS  142").  Under the new  standard, goodwill and intangible  assets deemed to have indefinite lives will no longer be amortized but will be subject to annual  impairment  tests in  accordance  with the new  standard.  Other  intangible  assets  will  continue to be amortized over their useful lives.

                  The Company applied the new rules on the accounting for goodwill and other intangible  assets in the first quarter of 2002.  The adoption of SFAS 142 did not have a significant impact on the Company's financial statements.

         C.       Investments
                  -----------

                  The Company has classified its fixed maturity investments as available-for-sale  and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

                  The Company has classified its equity securities held in support of a deferred  compensation plan (see Note 12) as available-for-sale.  Such  investments  are  carried  at fair value with  changes in  unrealized  gains and losses reported as a component of other comprehensive income.

                  Policy loans are carried at their unpaid principal balances.

                  Realized capital gains and losses on disposal of investments are determined by the specific identification method.

                  Other than temporary  impairment  charges are  determined  based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         D.       Derivative Instruments
                 ----------------------

                  The Company  uses  derivative  instruments,  which  consist of equity put option  contracts,  for risk  management purposes,  and not for trading or  speculation.  The Company  hedges the economic  GMDB exposure  associated  with equity  market  fluctuations.  As the equity  markets  decline,  the  Company's  exposure  to future  GMDB  claims increases.  Conversely,  as the equity markets  increase the Company's  exposure to future GMDB claims  decreases.
                  The claims exposure is reduced by the market value effect of the option contracts purchased.

                  Based on criteria  described in SFAS 133, the  Company's  fair value hedges do not qualify as  "effective"  hedges and, therefore, hedge accounting may not be applied.  Accordingly,  the derivative investments are carried at fair value with changes in unrealized  gains and losses being recorded in income as those changes occur.  As such, both realized and  unrealized  gains and losses are reported in the  Consolidated  Statements of Income,  together with
                  GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

                  As of December 31, 2002 and 2001,  the  accumulated  difference  between  cost and market  value on the  Company's derivatives  was an  unrealized  gain of $1,434  and an  unrealized  loss of $3,715,  respectively.  The amount of realized and unrealized gains (losses) on the Company's  derivatives  recorded during the years ended December 31,
                  2002, 2001 and 2000 was $31,803, $12,027 and ($2,619), respectively.

         E.       Cash Equivalents
                  ----------------

                  The Company  considers all highly liquid time deposits,  commercial  paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

                  As of December 31, 2002, $50 of cash reflected on the Company's financial  statements was restricted in compliance with regulatory requirements.

         F.       State Insurance Licenses
                  ------------------------

                  Licenses to do business in all states have been  capitalized  and  reflected at the purchase  price of $6,000 less accumulated  amortization  of $2,038 at  December  31,  2002.  Due to the  adoption  of SFAS 142,  the cost of the licenses is no longer being  amortized  but is subjected to an annual  impairment  test.  As of December 31, 2002, the  Company  estimated  the fair  value of the  state  insurance  licenses  to be in excess  of book  value  and, therefore, no impairment charge was required.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         G.       Income Taxes
                  ------------

                  The Company is included in the  consolidated  federal  income tax return filed by Skandia  U.S.  Inc. and its U.S.
                  subsidiaries.  In accordance  with the tax sharing  agreement,  the federal  income tax provision is computed on a separate return basis as adjusted for  consolidated  items.  Pursuant to the terms of this agreement,  the Company has the right to recover the value of losses utilized by the  consolidated  group in the year of  utilization.  To the extent the Company  generates  income in future years,  the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

                  Deferred income taxes reflect the net tax effects of temporary  differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

         H.       Recognition of Revenue and Contract Benefits
                  --------------------------------------------

                  Revenues for variable  deferred  annuity  contracts  consist of charges  against  contract owner account values or separate  accounts  for  mortality  and  expense  risks,  administration  fees,  surrender  charges  and an annual maintenance  fee per  contract.  Revenues  for  mortality  and expense risk  charges and  administration  fees are recognized as assessed  against the contract  holder.  Surrender  charge revenue is recognized  when the surrender charge is assessed  against the  contract  holder at the time of  surrender.  Annual  maintenance  fees are earned ratably throughout the year.

                  Benefit  reserves for the variable  investment  options on annuity  contracts  represent  the account value of the contracts and are included in the separate account liabilities.

                  Fee income from mutual fund organizations is recognized when assessed against assets under management.

                  Revenues for variable  immediate annuity and supplementary  contracts with life  contingencies  consist of certain charges  against  contract owner account values  including  mortality and expense risks and  administration  fees.
                  These charges and fees are recognized as revenue as assessed  against the contract  holder.  Benefit  reserves for variable  immediate  annuity  contracts  represent  the account  value of the  contracts  and are  included in the separate account liabilities.

                  Revenues for the market value adjusted fixed investment  option on annuity  contracts  consist of separate account investment  income reduced by amounts  credited to the contract  holder for interest.  This net spread is included in return  credited to contract  owners on the  consolidated  statements  of income.  Benefit  reserves  for these contracts represent the account value of the contracts plus a

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  market value  adjustment,  and are included in the general account reserve for future policy and contract benefits to the  extent in excess of the  separate  account  assets,  typically  for the  market  value  adjustment  at the reporting date.

                  Revenues for fixed immediate annuity and fixed supplementary  contracts without life contingencies  consist of net investment  income,  reported as a component of return credited to contract  owners.  Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity  considerations when  received.  Benefit  reserves for these  contracts are based on applicable  actuarial  standards with assumed interest  rates that vary by issue year and are  included in the  general  account  reserve for future  policy and contract benefits.  Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002 and 2001.

                  Revenues for variable life  insurance  contracts  consist of charges  against  contract  owner  account  values or separate  accounts for mortality and expense risk fees,  administration  fees, cost of insurance  fees,  taxes and surrender  charges.  Certain  contracts also include charges  against  premium to pay state premium taxes.  All of these charges are recognized as revenue when assessed against the contract  holder.  Benefit reserves for variable life  insurance  contracts  represent the account value of the contracts and are included in the separate  account liabilities.

         I.       Deferred Acquisition Costs
                  --------------------------

                  The costs of acquiring new  business,  which vary with and are primarily  related to new business  generated,  are being  deferred,  net of  reinsurance.  These  costs  include  commissions,  purchase  credits,  costs of contract issuance, and certain selling expenses that vary with production.

                  The Company uses the retrospective  deposit method for amortizing deferred  acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits,  from surrender charges and policy and asset based fees,  net of operating and claim costs.  The deferred  acquisition  cost asset is adjusted retrospectively  and prospectively  when estimates of current and future gross profits to be realized from a group of products  are  revised.  Critical  assumptions  in  estimating  gross  profits  include  those for  surrenders, long-term  fund  growth  rate,  expenses  and death  benefits.  The  long-term  fund growth  rate,  in large part, determines  the  estimated  future asset levels on which the most  significant  revenues are based.  The Company's long-term  fund growth rate  assumption is 8% (net of charges  assessed  against the  underlying  mutual fund, but before charges assessed at the separate  account and contract  level).  When current period actual asset growth is greater or less than the Company's long-term expectation,  the Company adjusts the short-term asset growth rate to a level that will allow the Company,  in the short-term,  to resume the long-term  asset growth rate  expectation.
                  The short-term asset growth rate is subject to constraints surrounding actual market conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                  Details of deferred acquisition costs and related amortization for the years ended December 31, are as follows:

                                                                 2002            2001            2000
                                                                 ----            ----            ----
                  Balance at beginning of year              $   1,383,281   $   1,398,192   $   1,087,705
                  Acquisition costs deferred during the
                       year                                       244,322         209,136         495,103
                  Acquisition costs amortized during the
                       year                                      (510,059)       (224,047)       (184,616)
                                                            -------------   -------------   -------------
                  Balance at end of year                    $   1,117,544   $   1,383,281   $   1,398,192
                                                            =============   =============   =============

                  As asset  growth  rates,  during  2002 and  2001,  have been far below the  Company's  long-term  assumption,  the adjustment to the short-term  asset growth rate had risen to a level,  before being capped,  that in  management's opinion was excessive in the current  market  environment.  Based on an analysis of those  short-term  rates,  the related estimates of future gross profits and an impairment study,  management of the Company  determined that the short-term  asset  growth  rate  should be reset to the  level of the  long-term  growth  rate  expectation  as of
                  September 30, 2002.  This resulted in an acceleration of amortization of approximately $206,000.

                  Throughout  the year,  the Company  also  updated  its future  estimated  gross  profits  with  respect to certain mortality  assumptions  reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

         J.       Reinsurance
                  -----------

                  The Company cedes reinsurance under modified  co-insurance  arrangements.  These reinsurance  arrangements provide additional  capacity  for growth in  supporting  the cash flow  strain  from the  Company's  variable  annuity and variable life insurance business.  The reinsurance is effected under quota share contracts.

                  At December 31, 2002 and 2001,  in accordance  with the  provisions of the modified  coinsurance  agreements,  the
                  Company accrued approximately $5,447 and $7,733,  respectively,  for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

         K.       Translation of Foreign Currency
                  -------------------------------

                  The  financial  position  and results of  operations  of Skandia  Vida are  measured  using local  currency as the functional  currency.  Assets and  liabilities  are  translated at the exchange  rate in effect at each  year-end.
                  Statements of income and changes in  shareholder's  equity  accounts are translated at the average rate prevailing during the year.  Translation  adjustments  arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         L.       Separate Accounts
                  -----------------

                  Assets and liabilities in separate  accounts are included as separate  captions in the consolidated  statements of financial  condition.  Separate  account  assets  consist  principally  of long term bonds,  investments in mutual funds,  short-term  securities  and  cash and cash  equivalents,  all of which  are  carried  at fair  value.  The investments  are managed  predominately  through  ASISI,  utilizing  various fund  managers as  sub-advisors.  The remaining  investments  are  managed  by  independent  investment  firms.  The  contract  holder has the option of directing  funds to a wide variety of investment  options,  most of which invest in mutual funds.  The  investment risk on the  variable  portion  of a  contract  is  borne by the  contract  holder.  Fixed  options  with  minimum guaranteed  interest rates are also  available.  The Company bears the credit risk associated with the investments that support these fixed options.

                  Included in Separate Account  liabilities are reserves of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,
                  respectively,  relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of  return.  These  reserves  are  calculated  using the  Commissioners  Annuity  Reserve  Valuation  Method.
                  Separate  Account assets of $1,828,048 and $1,092,944 at December 31, 2002 and 2001,  respectively,  consisting of fixed maturities, equity securities,  short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity  obligations, pursuant to state regulation.

                  Included in the general  account,  within  Reserves for Future Policy and Contract  Benefits,  is the market value adjustment associated with the guaranteed,  fixed rate investment options, assuming the market value adjustment at the reporting date.

                  Net investment  income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statements of Income.

M.       Unearned Performance Credits
         ----------------------------

                  The Company  defers  certain  bonus  credits  applied to  contract  holder  deposits.  The credit is reported as a contract holder liability within separate account  liabilities and the deferred expense is reported as a component of other  assets.  As the contract  holder must keep the contract  in-force for 10 years to earn the bonus credit, the Company  amortizes  the  deferred  expense on a  straight-line  basis over 10 years.  If the  contract  holder surrenders the contract or the contract holder dies prior to the end of 10 years,  the bonus credit is returned to the  Company.  This  component  of the bonus  credit  is  amortized  in  proportion  to  expected  surrenders  and mortality.  As of December  31, 2002 and 2001,  the  unearned  performance  credit  asset was $83,288 and $89,234, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         N.       Estimates
                  ---------

                  The  preparation of financial  statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial  statements and the reported  amounts of revenues and expenses during the reporting  period.  The more  significant  estimates and assumptions are related to deferred  acquisition costs and involve  estimates of future policy lapses,  investment returns and maintenance expenses.  Actual results could differ from those estimates.

3.       INVESTMENTS

         The  amortized  cost,  gross  unrealized  gains and losses and fair value of fixed  maturities  and  investments  in equity securities  as of December  31,  2002 and 2001 are shown  below.  All  securities  held at December  31, 2002 and 2001 were publicly traded.

         Investments in fixed maturities as of December 31, 2002 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations              $    270,969   $    15,658       $    (78)   $    286,549
         Obligations of state and political
           subdivisions                                    253             9             (1)            261
         Corporate securities                          108,200         3,631            (40)        111,791
                                                  ------------   -----------       --------    ------------
              Totals                              $    379,422   $    19,298       $   (119)   $    398,601
                                                  ============   ===========       ========    ============

         The amortized  cost and fair value of fixed  maturities,  by  contractual  maturity,  at December 31, 2002 are shown below.
         Actual maturities may differ from contractual maturities due to call or prepayment provisions.

                                                       Amortized
                                                          Cost      Fair Value
                                                          ----      ----------
         Due in one year or less                      $    12,793   $    12,884
         Due after one through five years                 165,574       171,830
         Due after five through ten years                 186,609       198,913
         Due after ten years                               14,446        14,974
                                                      -----------   -----------
           Total                                      $   379,422   $   398,601
                                                      ===========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         Investments in fixed maturities as of December 31, 2001 consisted of the following:

                                                                     Gross          Gross
                                                    Amortized     Unrealized     Unrealized
                                                      Cost           Gains         Losses       Fair Value
                                                      ----           -----         ------       ----------
         U.S. Government obligations                 $198,136         $2,869          $(413)      $200,592
         Obligations of state and political
           subdivisions                                   252              8              -            260
         Corporate securities                         158,494          4,051           (566)       161,979
                                                   ----------        -------         ------     ----------
              Totals                                 $356,882         $6,928          $(979)      $362,831
                                                     ========         ======          =====       ========

         Proceeds from sales of fixed  maturities  during 2002,  2001 and 2000 were $367,213,  $386,816 and $302,632,  respectively.
         Proceeds from maturities during 2002, 2001 and 2000 were $50, $4,000 and $1,104, respectively.

         The cost, gross unrealized gains/losses and fair value of investments in equity securities at December 31 are shown below:

                                                           Gross          Gross
                                                        Unrealized     Unrealized        Fair
                                            Cost           Gains         Losses          Value
                                            ----           -----         ------          -----
         2002                             $ 52,017         $ 136        $    (384)     $ 51,769
         2001                             $  49,886        $ 122        $ (4,925)      $ 45,083

         Net realized  investment  gains  (losses),  determined on a specific  identification  basis,  were as follows for the years ended December 31:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities:
           Gross gains                                $    8,213      $  8,849       $  1,002
           Gross losses                                   (4,468)       (4,387)        (3,450)

         Investment in equity securities:
           Gross gains                                        90           658          1,913
           Gross losses                                  (13,451)       (4,192)          (153)
                                                      ----------      --------       --------

              Totals                                  $   (9,616)     $    928       $   (688)
                                                      ==========      ========       ========

         During  2002,  the  Company  determined  that  certain  amounts  of its  investment  in equity  securities  were other than temporarily impaired and, accordingly, recorded a loss of $3,769.

         As of December  31, 2002,  the Company did not own any  investments  in fixed  maturity  securities  whose  carrying  value exceeded 10% of the Company's equity.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

3.       INVESTMENTS (continued)

         As of December 31, 2002, the following fixed maturities were restricted in compliance with regulatory requirements:

         Security                                                      Fair Value
         --------                                                      ----------
         U.S. Treasury Note, 6.25%, February 2003                           $4,345
         U.S. Treasury Note, 3.00%, November 2003                              183
         Puerto Rico Commonwealth, 4.60%, July 2004                            210
         Puerto Rico Commonwealth, 4.875%, July 2023                            52

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to determine the fair value of financial instruments are as follows:

         Fair values of fixed  maturities  with active markets are based on quoted market prices.  For fixed  maturities  that trade in less active markets, fair values are obtained from an independent pricing service.

         Fair values of equity securities are based on quoted market prices.

         The fair value of derivative instruments is determined based on the current value of the underlying index.

         The carrying  value of cash and cash  equivalents  (cost)  approximates  fair value due to the  short-term  nature of these investments.

         The carrying value of policy loans approximates fair value.

         Fair value of future fees payable to ASI are determined on a discounted  cash flow basis,  using best estimate  assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company's assets under management.

         The  carrying  value of  short-term  borrowings  (cost)  approximates  fair  value  due to the  short-term  nature of these liabilities.

         Fair value of surplus  notes are  determined  based on a discounted  cash flow basis with a projected  payment of principal and all accrued interest at the maturity date (see Note 14 for payment restrictions).

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

4.       FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

         The fair values and carrying values of financial instruments at December 31, 2002 and 2001 are as follows:

                                                   December 31, 2002                December 31, 2001
                                                   -----------------                -----------------
                                             Fair Value     Carrying Value    Fair Value     Carrying Value
                                           -------------- ------------------ ------------- ------------------
                                           -------------- ------------------ ------------- ------------------
        Assets
        ------
        Fixed Maturities                         $398,601           $398,601      $362,831           $362,831
        Equity Securities                          51,769             51,769        45,083             45,083
        Derivative Instruments                     10,370             10,370         5,525              5,525
        Policy Loans                                7,559              7,559         6,559              6,559

        Liabilities
        -----------
        Future Fees Payable to ASI                429,773            708,249       546,357            799,472
        Short-term Borrowing                       10,000             10,000        10,000             10,000
        Surplus Notes and accrued
           interest of $29,230 and
           $25,829 in 2002 and 2001,
           respectively                           140,777            139,230       174,454            169,829

5.       NET INVESTMENT INCOME

         The sources of net investment income for the years ended December 31 were as follows:

                                                          2002          2001           2000
                                                          ----          ----           ----
         Fixed maturities                              $  18,015     $  18,788      $  13,502
         Cash and cash equivalents                         1,116           909          5,209
         Equity securities                                   809           622             99
         Policy loans                                        403           244             97
                                                      ----------    ----------     ----------
         Total investment income                          20,343        20,563         18,907
         Investment expenses                                (711)         (437)          (312)
                                                      ----------    ----------     ----------
         Net investment income                         $19,632       $  20,126      $  18,595
                                                       ========      ========= ==   =========

6.       INCOME TAXES

         The significant components of income tax expense for the years ended December 31 were as follows:

                                                            2002          2001         2000
                                                            ----          ----         ----
         Current tax benefit                            $    (3,739)   $  (39,047)  $   (29,244)
         Deferred tax expense, excluding operating
           loss carryforwards                                35,915        60,587        60,023
         Deferred tax benefit for operating and
           capital loss carryforwards                      (134,986)      (14,372)            -
                                                        -----------    ----------   -----------
              Total income tax (benefit) expense        $  (102,810)   $    7,168   $    30,779
                                                        ===========    ==========   ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                           Notes to Consolidated Financial Statements (continued)

6.       INCOME TAXES (continued)

         Deferred tax assets (liabilities) include the following at December 31:

                                                           2002          2001
                                                           ----          ----
         Deferred tax assets:
           GAAP to tax reserve differences             $   165,348   $   241,503
           Future fees payable to ASI                       21,475        63,240
           Deferred compensation                            20,603        20,520
           Net operating loss carry forward                147,360        14,372
           Other                                             6,530        17,276
                                                       -----------   -----------
              Total deferred tax assets                    361,316       356,911
                                                       -----------   -----------

         Deferred tax liabilities:
           Deferred acquisition costs, net                (312,933)     (404,758)
           Net unrealized gains on fixed
              maturity securities                           (6,713)       (2,082)
           Other                                            (3,464)       (5,051)
                                                       -----------   -----------
              Total deferred tax liabilities              (323,110)     (411,891)
                                                       -----------   -----------
                Net deferred tax asset (liability)     $    38,206   $   (54,980)
                                                       ===========   ===========

         In  accordance  with SFAS 109, the Company has  performed an analysis of its deferred tax assets to assess  recoverability.
         Looking at a variety of items,  most  notably,  the timing of the reversal of  temporary  items and future  taxable  income projections, the Company determined that no valuation allowance is needed.

         The income tax (benefit)  expense was different from the amount computed by applying the federal  statutory tax rate of 35%
         to pre-tax income from continuing operations as follows:

                                                                   2002            2001           2000
                                                                   ----            ----           ----
         (Loss) income before taxes
           Domestic                                           $   (265,361)   $   42,886      $   98,136
           Foreign                                                  (2,706)       (2,619)         (2,540)
                                                              ------------    ----------      ----------
           Total                                                  (268,067)       40,267          95,596
           Income tax rate                                              35%           35%             35%
                                                              -------------   -----------     -----------
         Tax (benefit) expense at federal statutory income
           tax rate                                                (93,823)       14,093          33,459

         Tax effect of:
           Dividend received deduction                             (12,250)       (8,400)         (7,350)
           Losses of foreign subsidiary                                947           917             889
           Meals and entertainment                                     603           603             841
           State income taxes                                            -           (62)           (524)
           Federal provision to return differences                     709          (177)          3,235
           Other                                                     1,004           194             229
                                                              ------------    ----------      ----------
              Income tax (benefit) expense                    $   (102,810)   $    7,168      $   30,779
                                                              ============    ==========      ==========

         The Company's net operating loss carry  forwards,  totaling  approximately  $421,029  (pre-tax) at December 31, 2002,  will expire in 2016 and 2017.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

7.       COST ALLOCATION AGREEMENTS WITH AFFILIATES

         Certain  operating costs (including rental of office space,  furniture,  and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology  Corporation  ("ASIST"),  an affiliated company.  ASLAC signed a written service  agreement with ASIST for these services  executed and approved by the Connecticut  Insurance  Department in 1995.  This  agreement  automatically  continues in effect from year to year and may be  terminated by either party upon
         30 days written  notice.  The Company has also paid and charged  operating  costs to several of its  affiliates.  The total cost to the Company for these items was $8,177,  $6,179 and $13,974 in 2002, 2001 and 2000,  respectively.  Income received for these items was approximately $13,052, $13,166 and $11,186 in 2002, 2001 and 2000, respectively.

         Allocated  depreciation  expense  was  $7,440,  $8,764 and $9,073 in 2002,  2001 and 2000,  respectively.  Allocated  lease expense was $5,808,  $6,517 and $5,606 in 2002, 2001 and 2000,  respectively.  Allocated sub-lease rental income,  recorded as a reduction to lease  expense,  was $738,  $30 and $0 in 2002,  2001 and 2000,  respectively.  Assuming that the written service  agreement  between ASLAC and ASIST continues  indefinitely,  ASLAC's  allocated  future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease         Sub-Lease
                                                                       -----         ---------
                                  2003                            $     4,847      $     1,616
                                  2004                                  5,275            1,773
                                  2005                                  5,351            1,864
                                  2006                                  5,328            1,940
                                  2007                                  5,215            1,788
                                  2008 and thereafter                  19,629            7,380
                                                                  -----------      -----------
                                  Total                           $    45,645      $    16,361
                                                                  ===========      ===========

         Beginning in 1999, the Company was reimbursed by ASM for certain  distribution  related costs  associated with the sales of business through an investment firm where ASM serves as an introducing  broker dealer.  Under this agreement,  the expenses reimbursed  were  $8,255,  $6,610  and $6,064 in 2002,  2001 and 2000,  respectively.  As of  December  31,  2002 and 2001, amounts receivable under this agreement were approximately $458 and $639, respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI

         In a series of  transactions  with ASI,  the  Company  transferred  certain  rights to receive a portion of future fees and contract charges expected to be realized on designated blocks of deferred annuity contracts.

         The proceeds from the transfers  have been recorded as a liability  and are being  amortized  over the remaining  surrender charge period of the  designated  contracts  using the interest  method.  The Company did not transfer the right to receive future fees and charges after the expiration of the surrender charge period.

         In connection  with these  transactions,  ASI,  through  special purpose  trusts,  issued  collateralized  notes in private placements, which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the securitization  purchase agreements,  the rights transferred provide for ASI to receive a percentage
         (60%, 80% or 100% depending on the underlying  commission  option) of future  mortality and expense  charges and contingent deferred  sales  charges,  after  reinsurance,  expected to be realized over the remaining  surrender  charge period of the designated  contracts  (generally 6 to 8 years).  The liability for future fees payable to ASI at the balance sheet date is based on the consideration  received less principal repayments  according to amortization  schedules that were developed at the inception of the  transactions.  If actual  mortality and expense  charges and  contingent  deferred  sales charges are less than those projected in the original  amortization  schedules,  calculated on a transaction by transaction  basis, ASI has no  recourse  against  the  Company.  As  account  values  associated  with the  designated  contracts  have  declined, consistent  with the overall  decline in the equity  markets,  current  mortality and expense  charges have been lower than expected on certain  transactions and it is likely that future mortality and expense charges,  on those same  transactions, will be lower than originally  projected.  As a result,  the ultimate cash flows  associated with these  transactions  that will transfer to ASI may be lower than the current carrying amount of the liability (see Note 4).

         On April 12, 2002, the Company  entered into a new  securitization  purchase  agreement with ASI. This  transaction  covers designated  blocks of business issued from November 1, 2000 through  December 31, 2001. The estimated  present value of the transaction at April 12, 2002, using a discount rate of 6.00%, was $101,713.

         Payments,  representing  fees and charges in the  aggregate  amount,  of $186,810,  $207,731 and $219,523  were made by the
         Company to ASI in 2002,  2001 and 2000,  respectively.  Related  interest  expense of $828,  $59,873  and  $70,667 has been included in the consolidated statements of income for 2002, 2001 and 2000, respectively.

         The  Commissioner of the State of Connecticut has approved the transfer of future fees and charges;  however,  in the event that the  Company  becomes  subject to an order of  liquidation  or  rehabilitation,  the  Commissioner  has the ability to restrict the payments due to ASI,  into a restricted  account,  under the Purchase  Agreement  subject to certain terms and conditions.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

8.       FUTURE FEES PAYABLE TO ASI (continued)

         The present values of the transactions as of the respective effective date were as follows:

                              Closing      Effective        Contract Issue        Discount       Present
           Transaction         Date          Date               Period              Rate          Value
           -----------         ----          ----               ------              ----          -----

             1996-1           12/17/96        9/1/96        1/1/94 - 6/30/96        7.5%          $50,221
             1997-1            7/23/97        6/1/97        3/1/96 - 4/30/97        7.5%           58,767
             1997-2           12/30/97       12/1/97        5/1/95 - 12/31/96       7.5%           77,552
             1997-3           12/30/97       12/1/97        5/1/96 - 10/31/97       7.5%           58,193
             1998-1            6/30/98        6/1/98        1/1/97 - 5/31/98        7.5%           61,180
             1998-2           11/10/98       10/1/98        5/1/97 - 8/31/98        7.0%           68,573
             1998-3           12/30/98       12/1/98        7/1/96 - 10/31/98       7.0%           40,128
             1999-1            6/23/99        6/1/99        4/1/94 - 4/30/99        7.5%          120,632
             1999-2           12/14/99       10/1/99       11/1/98 - 7/31/99        7.5%          145,078
             2000-1            3/22/00        2/1/00        8/1/99 - 1/31/00        7.5%          169,459
             2000-2            7/18/00        6/1/00        2/1/00 - 4/30/00        7.25%          92,399
             2000-3           12/28/00       12/1/00        5/1/00 - 10/31/00       7.25%         107,291
             2000-4           12/28/00       12/1/00        1/1/98 - 10/31/00       7.25%         107,139
             2002-1            4/12/02        3/1/02       11/1/00 - 12/31/01       6.00%         101,713

         Payments of future fees  payable to ASI,  according  to original  amortization  schedules,  as of December  31, 2002 are as follows:

                                          Year         Amount
                                          ----         ------

                                          2003      $   186,854
                                          2004          171,093
                                          2005          147,902
                                          2006          117,761
                                          2007           66,270
                                          2008           18,369
                                                    -----------
                                          Total     $   708,249
                                                    ===========

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

9.       LEASES

         The Company  entered into an eleven year lease agreement for office space in Westminster,  Colorado,  effective  January 1,
         2001.  Lease expense for 2002 and 2001 was $2,583 and $1,602,  respectively.  Sub-lease  rental income was $227 in 2002 and
         $0 in 2001.  Future  minimum lease  payments and  sub-lease  receipts per year and in aggregate as of December 31, 2002 are as follows:

                                                                       Lease           Sub-Lease
                                                                       -----           ---------
                                   2003                          $    1,913         $      426
                                   2004                               1,982                455
                                   2005                               2,050                500
                                   2006                               2,050                533
                                   2007                               2,050                222
                                   2008 and thereafter                8,789                  0
                                                                 ----------         ----------
                                   Total                         $   18,834         $    2,136
                                                                 ==========         ==========

10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $279,957 and $226,780 at December 31, 2002 and 2001, respectively.

         The Company  incurred  statutory  basis net losses in 2002 of $192,474 due primarily to significant  declines in the equity markets,  increasing GMDB reserves calculated on a statutory basis.  Statutory basis net losses for 2001 were $121,957,  as compared to income of $11,550 in 2000.

         Under  various  state  insurance  laws,  the maximum  amount of dividends  that can be paid to  shareholders  without prior approval of the state  insurance  department  is subject to  restrictions  relating to statutory  surplus and net gain from operations.  For 2003, no amounts may be distributed without prior approval.

11.      STATUTORY ACCOUNTING PRACTICES

         The Company  prepares its statutory basis financial  statements in accordance with accounting  practices  prescribed by the
         State  of  Connecticut  Insurance  Department.  Prescribed  statutory  accounting  practices  include  publications  of the
         National  Association of Insurance  Commissioners  (NAIC),  as well as state laws,  regulations and general  administrative rules.

         The NAIC adopted the  Codification  of Statutory  Accounting  Principles  (Codification)  in March 1998. The effective date for  codification  was January 1, 2001. The Company's  state of domicile,  Connecticut,  has adopted  codification  and the
         Company has made the  necessary  changes in its  statutory  accounting  and  reporting  required  for  implementation.  The overall impact of adopting  codification in 2001 was a one-time,  cumulative change in accounting benefit recorded directly in statutory surplus of $12,047.

         In addition,  during 2001,  based on a  recommendation  from the State of  Connecticut  Insurance  Department,  the Company
         changed its statutory method of accounting for its

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

11.      STATUTORY ACCOUNTING PRACTICES (continued)

         liability  associated  with  securitized  variable  annuity  fees.  Under the new method of  accounting,  the liability for securitized  fees is  established  consistent  with the method of  accounting  for the liability  associated  with variable annuity fees ceded under  reinsurance  contracts.  This equates to the  statutory  liability  at any  valuation  date being equal to the  Commissioners  Annuity  Reserve  Valuation  Method (CARVM) offset related to the securitized  contracts.  The impact of this change in accounting,  representing  the difference in the liability  calculated under the old method versus the new  method as of January 1, 2001,  was  reported  as a  cumulative  effect of change in  accounting  benefit  recorded directly in statutory surplus of approximately $20,215.

         In 2001,  the Company,  in agreement  with the  Connecticut  Insurance  Department,  changed its reserving  methodology  to recognize free partial  withdrawals  and to reserve on a  "continuous"  rather than  "curtate"  basis.  The impact of these changes,  representing  the difference in reserves  calculated  under the new methods versus the old methods,  was recorded directly to surplus as changes in reserves on account of valuation  basis.  This resulted in an increase to the  unassigned deficit of approximately $40,511.

         Effective January 1, 2002, the Company adopted  Statement of Statutory  Accounting  Principles No. 82,  "Accounting for the
         Costs of Computer  Software  Developed or Obtained for Internal Use and Web Site  Development  Costs" ("SSAP 82").  SSAP 82
         requires the  capitalization  of certain costs incurred in connection with  developing or obtaining  internal use software.
         Prior to the adoption of SSAP 82, the Company  expensed all internal use software  related  costs as incurred.  The Company has  identified  and  capitalized  $5,935 of costs  associated  with  internal  use  software  as of January 1, 2002 and is amortizing the applicable  costs on a  straight-line  basis over a three year period.  The costs  capitalized as of January
         1, 2002 resulted in a direct increase to surplus.  Amortization expense for the year ended December 31, 2002 was $757.

12.      EMPLOYEE BENEFITS

         The Company has a 401(k) plan for which  substantially  all employees are eligible.  Under this plan, the Company  provides a 50% match on  employees'  contributions  up to 6% of an  employee's  salary  (for an  aggregate  match of up to 3% of the employee's  salary).  Additionally,  the Company may contribute  additional  amounts based on  profitability of the Company and  certain of its  affiliates.  Expenses  related to this  program in 2002,  2001 and 2000 were $719,  $2,738 and $3,734, respectively.  Company  contributions  to this plan on behalf of the  participants  were  $921,  $2,549 and $4,255 in 2002,
         2001 and 2000, respectively.

         The  Company  has a  deferred  compensation  plan,  which is  available  to the field  marketing  staff and  certain  other employees.  Expenses  related  to this  program  in 2002,  2001 and 2000 were  $3,522,  $1,615  and  $1,030,  respectively.
         Company  contributions  to this plan on behalf of the participants  were $5,271,  $1,678 and $2,134 in 2002, 2001 and 2000, respectively.

         The Company and certain  affiliates  cooperatively  have a  long-term  incentive  program  under which units are awarded to executive  officers and other  personnel.  The Company and certain  affiliates  also have a profit sharing  program,  which benefits all employees

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

12.      EMPLOYEE BENEFITS (continued)

         below the  officer  level.  These  programs  consist of  multiple  plans with new plans  instituted  each year.  Generally, participants  must remain  employed by the Company or its affiliates at the time such units are payable in order to receive any payments  under the programs.  The accrued  liability  representing  the value of these units was $7,083 and $13,645 as of December 31, 2002 and 2001,  respectively.  Expenses  (income)  related to these programs in 2002,  2001 and 2000,  were
         $1,471,  ($9,842) and $2,692,  respectively.  Payments under these programs were $8,033,  $8,377 and $13,697 in 2002,  2001 and 2000, respectively.

13.      FINANCIAL REINSURANCE

         The Company cedes insurance to other insurers in order to fund the cash strain  generated from commission  costs on current sales  and to limit its risk  exposure.  The  Company  uses  modified  coinsurance  reinsurance  arrangements  whereby  the reinsurer shares in the experience of a specified book of business.  These reinsurance  transactions  result in the Company receiving  from the  reinsurer an upfront  ceding  commission  on the book of business  ceded in exchange for the reinsurer receiving  in the  future,  the future  fees  generated  from that book of  business.  Such  transfer  does not relieve the
         Company of its primary  liability and, as such,  failure of reinsurers to honor their  obligation could result in losses to the Company.  The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

         The effect of reinsurance for the 2002, 2001 and 2000 was as follows:

        2002                                                            Gross          Ceded           Net
        ----                                                            -----          -----           ---
        Annuity and life insurance charges and fees                 $   406,272     $   (36,268)  $   370,004
        Return credited to contract owners                          $     5,221     $       (25)  $     5,196
        Underwriting, acquisition and other insurance
        expenses (deferal of acquisition costs)                     $   154,588     $    34,140   $   188,728
        Amortization of deferred acquisition costs                  $   542,945     $   (32,886)  $   510,059

        2001
        ----
        Annuity and life insurance charges and fees                 $   430,914     $   (42,218)  $   388,696
        Return credited to contract owners                          $     5,704     $        92   $     5,796
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   163,677     $    33,078   $   196,755
        Amortization of deferred acquisition costs                  $   231,290     $    (7,243)  $   224,047

        2000
        ----
        Annuity and life insurance charges and fees                 $   473,318     $   (48,740)  $   424,578
        Return credited to contract owners                          $     8,540     $       (77)  $     8,463
        Underwriting, acquisition and other insurance
        expenses (deferral of acquisition costs)                    $   108,399     $    42,198   $   150,597
        Amortization of deferred acquisition costs                  $   205,174     $   (20,558)  $   184,616

         In December 2000, the Company entered into a modified  coinsurance  agreement with SICL covering  certain  contracts issued since January 1996.  The impact of this treaty to the

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

13.      FINANCIAL REINSURANCE (continued)

         Company was pre-tax (loss) income of ($4,137),  $8,394 and $23,341 in 2002,  2001 and 2000,  respectively.  At December 31,
         2002 and 2001, $675 and $1,137, respectively, was receivable from SICL under this agreement.

14.      SURPLUS NOTES

         The Company has issued  surplus notes to ASI in exchange for cash.  Surplus notes  outstanding  as of December 31, 2002 and
         2001, and interest expense for 2002, 2001 and 2000 were as follows:

                                               Liability as of
                                                December 31,                    Interest Expense
                               Interest                                           For the Years
        Note Issue Date         Rate         2002          2001           2002         2001        2000
        ---------------         ----         ----          ----           ----         ----        ----

      February 18, 1994         7.28%              -             -                                    732                                                                                                  -            -
      March 28, 1994            7.90%              -             -                                    794                                                                                                  -            -
      September 30, 1994        9.13%              -             -                      1,282       1,392                                                                                                  -
      December 19, 1995         7.52%              -        10,000           520          763         765
      December 20, 1995         7.49%              -        15,000           777        1,139       1,142
      December 22, 1995         7.47%              -         9,000           465          682         684
      June 28, 1996             8.41%         40,000        40,000         3,411        3,411       3,420
      December 30, 1996         8.03%         70,000        70,000         5,699        5,699       5,715
                                              ------        ------         -----        -----       -----

      Total                                 $110,000      $144,000        10,872       12,976      14,644
                                            ========      ========        ======       ======      ======

         On September 6, 2002,  surplus notes for $10,000,  dated December 19, 1995,  $15,000,  dated December 20, 1995, and $9,000, dated  December 22, 1995,  were repaid.  On December 3, 2001, a surplus note,  dated  September  30, 1994,  for $15,000 was repaid.  On December 27, 2000,  surplus  notes for $10,000,  dated  February 18, 1994,  and $10,000,  dated March 28, 1994, were repaid.  All surplus notes mature seven years from the issue date.

         Payment of interest and repayment of principal  for these notes is subject to certain  conditions  and require  approval by the  Insurance  Commissioner  of  the  State  of  Connecticut.  At  December  31,  2002  and  2001,  $29,230  and  $25,829,
         respectively, of accrued interest on surplus notes was not permitted for payment under these criteria.

15.      SHORT-TERM BORROWING

         The Company  had a $10,000  short-term  loan  payable to ASI at  December  31,  2002 and 2001 as part of a  revolving  loan agreement.  The loan had an interest  rate of 1.97% and  matured on January  13,  2003.  The loan was  subsequently  rolled over with a new interest  rate of 1.82% and a new maturity date of March 13, 2003.  The loan was further  extended to April
         30, 2003 and a new interest rate of 1.71%.  The total related  interest  expense to the Company was $271,  $522 and $687 in
         2002,  2001  and  2000,  respectively.  Accrued  interest  payable  was $10 and $113 as of  December  31,  2002  and  2001,
         respectively.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

15.      SHORT-TERM BORROWING (continued)

         On January 3, 2002,  the Company  entered into a $150,000  credit  facility  with ASI. This credit  facility  terminates on
         December  31, 2005 and bears  interest at the offered  rate in the London  interbank  market  (LIBOR) plus 0.35 percent per annum for the  relevant  interest  period.  Interest  expense  related  to these  borrowings  was $2,243 for the year ended
         December 31, 2002.  As of December 31, 2002, no amount was outstanding under this credit facility.

16.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately  99% of the  Company's  separate  account  liabilities  are subject to  discretionary  withdrawal by contract owners at market value or with market value  adjustment.  Separate  account  assets,  which are carried at fair value,  are adequate to pay such  withdrawals,  which are generally  subject to surrender  charges ranging from 10% to 1% for contracts held less than 10 years.

17.      RESTRUCTURING CHARGES

         On March 22, 2001 and  December 3, 2001,  the  Company  announced  separate  plans to reduce  expenses to better  align its operating  infrastructure  with  the  current  investment  market  environment.  As part of the two  plans,  the  Company's workforce was reduced by approximately  140 positions and 115 positions,  respectively,  affecting  substantially all areas of the Company.  Estimated  pre-tax  severance  benefits of $8,500 have been charged  against  2001  operations  related to these  reductions.  These  charges  have  been  reported  in the  Consolidated  Statements  of  Income  as a  component  of
         Underwriting,  Acquisition  and Other  Insurance  Expenses.  As of December 31, 2002 and 2001, the remaining  restructuring liability, relating primarily to the December 3, 2001 plan, was $12 and $4,104, respectively.

18.      COMMITMENTS AND CONTINGENT LIABILITIES

         In recent years, a number of annuity  companies have been named as defendants in class action lawsuits  relating to the use of variable  annuities as funding  vehicles for tax- qualified  retirement  accounts.  The Company is currently a defendant in one such lawsuit.  A purported  class action  complaint was filed in the United States  District  Court for the Southern
         District of New York on December  12,  2002,  by Diane C. Donovan  against the Company and certain of its  affiliates  (the
         "Donovan  Complaint").  The  Donovan  Complaint  seeks  unspecified  compensatory  damages and  injunctive  relief from the
         Company  and  certain of its  affiliates.  The Donovan  Complaint  claims  that the  Company and certain of its  affiliates violated  federal  securities laws in marketing  variable  annuities.  This litigation is in the  preliminary  stages.  The
         Company believes this action is without merit, and intends to vigorously defend against this action.

         The  Company is also  involved  in other  lawsuits  arising,  for the most part,  in the  ordinary  course of its  business operations.  While the outcome of these other  lawsuits  cannot be  determined  at this time,  after  consideration  of the defenses  available  to the  Company,  applicable  insurance  coverage and any related  reserves  established,  these other lawsuits are not expected to result in liability for amounts material to the financial  condition of the Company,  although it may adversely affect results of operations in future periods.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

18.      COMMITMENTS AND CONTINGENT LIABILITIES (continued)

         As  discussed  previously,  on December  19,  2002,  SICL entered  into a  definitive  purchase  agreement  (the  "Purchase
         Agreement") to sell its ownership interest in the Company and certain affiliates to Prudential  Financial for approximately
         $1.265  billion.  The closing of this  transaction,  which is  conditioned  upon  certain  customary  regulatory  and other approvals and conditions, is expected in the second quarter of 2003.

         The purchase  price that was agreed to between SICL and  Prudential  Financial was based on a September 30, 2002  valuation of the Company and certain  affiliates.  As a result,  assuming the  transaction  closes,  the  economics of the  Company's business from  September 30, 2002 forward will inure to the benefit or detriment of Prudential  Financial.  Included in the
         Purchase Agreement,  SICL has agreed to indemnify  Prudential  Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These  liabilities  generally include market conduct  activities,  as well as contract and regulatory compliance (referred to as "Covered Liabilities").

         Related to the  indemnification  provisions  contained in the Purchase  Agreement,  SICL has signed, for the benefit of the
         Company,  an indemnity letter,  effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to  fruition  during  the period  beginning  December  19,  2002 and ending  with the close of the  transaction.  This indemnification  effectively  transfers  the risk  associated  with  those  Covered  Liabilities  from the  Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

19.      SEGMENT REPORTING

         Assets under management and sales for products other than variable  annuities have not been  significant  enough to warrant full segment  disclosures as required by SFAS 131,  "Disclosures about Segments of an Enterprise and Related  Information,"
         and the Company does not  anticipate  that they will be so in the future due to changes in the Company's  strategy to focus on its core variable annuity business.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following table summarizes information with respect to the operations of the Company on a quarterly basis:

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2002                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues*    $   118,797   $    126,614   $    115,931   $    108,488
        Net investment income                           4,965          4,714          5,128          4,825
        Net realized capital losses                    (1,840)        (1,584)        (2,327)        (3,863)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                121,922        129,744        118,732        109,450
        Benefits and expenses*                        112,759        160,721        323,529        150,906
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                       9,163        (30,977)      (204,797)       (41,456)
        Income tax expense (benefit)                    1,703        (11,746)       (72,754)       (20,013)
                                                  -----------   ------------   ------------   ------------
        Net income (loss)                         $     7,460   $    (19,231)  $   (132,043)  $    (21,443)
                                                  ===========   ============   ============   ============

         *        For the quarters ended March 31, 2002 and June 30, 2002,  the Company had  overstated  premiums ceded in revenues.
                  The above  presentation  reflects  an equal and  offsetting  reclassification  of these  amounts to  benefits  and expenses with no net income impact.

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2001                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues***  $   130,885   $    128,465   $    122,708   $    119,604
        Net investment income**                         5,381          4,997          5,006          4,742
        Net realized capital gains (losses)             1,902            373            376         (1,723)
                                                  -----------   ------------   ------------   ------------
        Total revenues                                138,168        133,835        128,090        122,623
        Benefits and expenses**  ***                  122,729        110,444        123,307        125,969
                                                  -----------   ------------   ------------   ------------
        Pre-tax net income (loss)                      15,439         23,391          4,783         (3,346)
        Income tax expense (benefit)                    4,034          7,451           (480)        (3,837)
                                                  -----------   ------------   -------------  ------------
        Net income                                $    11,405   $     15,940   $      5,263   $        491
                                                  ===========   ============   ============   ============

         **       For the quarters ended March 31, 2001,  June 30, 2001 and September 30, 2001, the Company had reported  investment performance  associated  with its  derivatives  as net  investment  income.  The  above  presentation  reflects  a reclassification of these amounts to benefits and expenses.
         ***      For the quarters  ended  September 30, 2001 and December 31, 2001,  the Company had  overstated  premiums ceded in revenues.  The above presentation  reflects an equal and offsetting  reclassification of these amounts to benefits and expenses with no net income impact.

                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                              (an indirect wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                       Notes to Consolidated Financial Statements (continued)

20.      QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

                                                                      Three Months Ended
                                                  ----------------------------------------------------------
                          2000                      March 31       June 30       Sept. 30        Dec. 31
                                                    --------       -------       --------        -------
        Premiums and other insurance revenues     $    137,040  $    139,346   $   147,819    $    135,866
        Net investment income****                        4,343         4,625         4,619           5,008
        Net realized capital gains (losses)                729        (1,436)         (858)            877
        Total revenues                                 142,112       142,535       151,580         141,751
        Benefits and expenses****                      107,893       122,382       137,843         114,264
        Pre-tax net income                              34,219        20,153        13,737          27,487
        Income tax expense                              10,038         5,225         3,167          12,349
        Net income                                $     24,181  $     14,928   $    10,570    $     15,138
                                                  ============  ============   ===========    ============

         ****     For the quarters  ended March 31, 2000,  June 30, 2000,  September 30, 2000 and December 31, 2000, the Company had
                  reported investment  performance  associated with its derivatives as net investment income. The above presentation reflects a reclassification of these amounts to benefits and expenses.

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

                                        APPENDIX B - ILLUSTRATION OF MARKET VALUE ADJUSTMENT

         The  formula  used to  determine  the  market  value  adjustment  ("MVA") is applied as of the date we receive a request In
Writing  for a full or partial  surrender.  When  choosing an  alternate  Guarantee  Period,  the formula is applied as of the first business day after the date we receive all the  information  we need to process your request.  Values and time durations used in the formula are as of such date.  Current Rates and available Guarantee Periods are those for your type of Contract.  The formula is:

                                           [ (1+I) / (1+J+ the adjustment amount) ] N/12

                                                               where:

         I is the Guarantee Rate applicable to the Guarantee Period for your Contract;

         J is the Current  Rate for the  Guarantee  Period  equal to the number of years  (rounded  to the next  higher  number when occurring  on other than an  anniversary  of the  beginning  of the current  Guarantee  Period)  remaining  in your current
         Guarantee Period ("Remaining Period");

         N is the number of months  (rounded to the next higher  number when  occurring on other than a monthly  anniversary  of the beginning of the current Guarantee Period) remaining in your Guarantee Period.

         Nonetheless, a full or partial surrender at the end of a Guarantee Period is not affected by the MVA.

         If we are no longer offering a Guarantee Period equal to the Remaining Period but are offering  Guarantee  Periods that are both  shorter  and longer than the  Remaining  Period,  we will  interpolate  a rate for J between  our  Current  Rates for the next shortest and next  longest  Guarantee  Periods  then being  offered.  If we are no longer  offering a Guarantee  Period equal to the
Remaining Period and also are no longer offering  Guarantee  Periods that are both longer and shorter than the Remaining  Period, we will  determine  rates  for both I and J based on the  Moody's  Corporate  Bond  Yield  Average - Monthly  Average  Corporates  (the
"Average"),  as published by Moody's Investor Services,  Inc., its successor, or an equivalent service should such Average no longer be  published  by  Moody's.  For  determining  I, we will use the  Average  for the  applicable  Guarantee  Period  published  on or immediately  prior to the start of your current  Guarantee  Period.  For  determining  J, we will use the Average for the  Remaining
Period published on or immediately prior to the date the MVA is calculated.

         In the special case where I = J, the MVA is set equal to 1.

         The  following  examples  show the effect of the MVA on a surrender.  The examples  assume  surrender  charges do not apply and:

Interim Value at Beginning of Guarantee Period:                        $50,000

Guarantee Period:                                                      5 years

Guarantee Rate:                                                        5% effective annual rate

Date of Calculation:                                                   End of the third year since
                                                                       the beginning of the
                                                                       Guarantee Period
                                                                       (two exact years remaining
                                                                       to the end of the Guarantee
                                                                       Period)

Adjustment Amount:                                                     0.25% of interest

                                                    Example of Upward Adjustment

Assume J = 3.5% (Current Rate for Contracts electing a two year Guarantee Period)

At this point I = 5% (0.05) and N = 24 (number of months remaining in the Guarantee Period)

Interim Value prior to application of MVA:  $57,881.25

MVA = [(1+I)/(1+J+0.0025)] N/12 = [1.05/1.0375] 2 = 1.024242

Net Surrender Value =  Interim Value  X  MVA = $59,284.38.

                                                   Example of Downward Adjustment

Assume J = 6% (Current Rate for Contracts electing a two year Guarantee Period)

At this point I = 5% (0.05) and N = 24 (number of months remaining in the Guarantee Period)

Interim Value prior to application of MVA:  $57,881.25.

MVA = [(1+I)/(1+J+0.0025)] N/12 = [1.05/1.0625] 2 = .97661

Net Surrender Value =  Interim Value  X  MVA = $56,527.35.

------------------------------------------------------------------------------------------------------------------------------------

                                          APPENDIX C - ILLUSTRATION OF INTEREST CREDITING

THIS EXAMPLE ASSUMES NO PARTIAL  SURRENDERS DURING THE GUARANTEE  PERIOD.  WHETHER A SURRENDER CHARGE APPLIES TO ANY INTERIM PARTIAL
SURRENDERS OR TO A FULL OR PARTIAL  SURRENDER AT THE END OF THE GUARANTEE  PERIOD  DEPENDS ON THE STRUCTURE OF SURRENDER  CHARGES AS
SHOWN IN YOUR CONTRACT,  AND WHETHER THAT  GUARANTEE  PERIOD  EXTENDS  BEYOND THE DATE  SURRENDER  CHARGES  APPLY.  THE MARKET VALUE
ADJUSTMENT WOULD APPLY TO ANY INTERIM PARTIAL  SURRENDER EXCEPT,  WHERE REQUIRED BY LAW, AN INTERIM PARTIAL SURRENDER  OCCURRING NOT
MORE THAN 30 DAYS BEFORE THE END OF A GUARANTEE PERIOD.

THE  HYPOTHETICAL  INTEREST RATE USED IS  ILLUSTRATIVE  ONLY AND IS NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED FOR
ANY CONTRACT.  ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN CONTRACT AT ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

In this  example the  Guarantee  Period  begins on the Contract  Date.  Should an alternate  Guarantee  Period be chosen,  Guarantee
Periods may begin and end on other than anniversaries of the Contract Date.

Interim Value at beginning of Guarantee Period:               $50,000

Guarantee Period:                                             5 Years

Guaranteed Rate:                                              5% Effective Annual Rate

                                                 Interest Credited                               Cumulative
                                                      During                                      Interest
              Year                                 Contract Year                                  Credited
              ----                                 -------------                                  --------
                1                                   $2,500.00                                     $2,500.00
                2                                    2,625.00                                      5,125.00
                3                                    2,756.25                                      7,881.25
                4                                    2,894.06                                     10,775.31
                5                                    3,038.77                                     13,814.08

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

Issued by:                                                                                                    Distributed by:

AMERICAN SKANDIA LIFE                                                                                      AMERICAN SKANDIA
ASSURANCE CORPORATION                                                                               MARKETING, INCORPORATED
One Corporate Drive                                                                                     One Corporate Drive
Shelton, Connecticut 06484                                                                       Shelton, Connecticut 06484
Telephone: 1-800-752-6342                                                                           Telephone: 203-926-1888
http://www.americanskandia.com                                                               http://www.americanskandia.com

                                                         MAILING ADDRESSES:

                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                           P.O. Box 7040
                                                     Bridgeport, CT 06601-7040

                                                           EXPRESS MAIL:
                                               AMERICAN SKANDIA - VARIABLE ANNUITIES
                                                        One Corporate Drive
                                                         Shelton, CT 06484

                                               THIS PAGE IS INTENTIONALLY LEFT BLANK.

gma
                                                              PART II

                                              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

                  Not Applicable

Item 15.          Indemnification of Directors and Officers:
                  Under  Section  33-320a of the  Connecticut  General  Statutes,  the  Registrant  must  indemnify a director or officer against  judgments,  fines,  penalties,  amounts paid in settlement and reasonable  expenses  including attorneys'  fees, for actions  brought or threatened to be brought against him in his capacity as a director or officer  when  certain  disinterested  parties  determine  that he  acted  in good  faith  and in a  manner  he reasonably  believed to be in the best interests of the Registrant.  In any criminal  action or proceeding,  it also must be  determined  that the director or officer had no reason to believe his conduct was  unlawful.  The director  or  officer  must  also be  indemnified  when he is  successful  on the  merits in the  defense  of a proceeding  or in  circumstances  where a court  determines  that he is fairly and  reasonable  entitled  to be indemnified,  and the court  approves the amount.  In  shareholder  derivative  suits,  the director or officer must be finally  adjudged not to have breached this duty to the  Registrant or a court must  determine  that he is fairly and  reasonably  entitled to be  indemnified  and must approve the amount.  In a claim based upon the director's or officer's  purchase or sale of the  Registrants'  securities,  the director or officer may obtain indemnification  only  if a  court  determines  that,  in  view of all  the  circumstances,  he is  fairly  and reasonably  entitled to be indemnified  and then for such amount as the court shall  determine.  The By-Laws of
                  American  Skandia Life  Assurance  Corporation  ("ASLAC")  also provide  directors  and officers with rights of indemnification, consistent with Connecticut Law.

                  The foregoing statements are subject to the provisions of Section 33-320a.

                  Directors and officers of ASLAC and American Skandia Marketing,  Inc. ("ASM") can also be indemnified  pursuant to indemnity agreements between each director and officer and American Skandia,  Inc., a corporation  organized under the laws of the state of Delaware.  The  provisions  of the  indemnity  agreement are governed by Section
                  45 of the General Corporation Law of the State of Delaware.

                  The  directors and officers of ASLAC and ASM are covered  under a directors  and officers  liability  insurance policy.  Such policy  will  reimburse  ASLAC or ASM,  as  applicable,  for any  payments  that it shall make to directors and officers  pursuant to law and, subject to certain  exclusions  contained in the policy,  will pay any other costs,  charges and expenses,  settlements  and judgments  arising from any proceeding  involving any director or officer of ASLAC or ASM, as applicable, in his or her past or present capacity as such.

Item 16.          Exhibits

         Exhibits                                                                                          Page

1        Underwriting  agreement  incorporated by reference to Post-Effective  Amendment No. 1 to Registration Statement
         No. 333-25733, filed via EDGAR March 2, 1998.

2        Plan of acquisition, reorganization, arrangement, liquidation or succession                 Not applicable

3        Articles of incorporation and by-laws Incorporated by reference to Post-Effective
          Amendment No. 6 to Registration Statement No. 33-87010, filed via EDGAR March 2, 1998.

4        Instruments  defining  the rights of security  holders,  including  indentures  (Incorporated  by  reference  to initial
         Registration Statement No. 33-89676, filed February 22, 1995)
         FILED VIA EDGAR with  Post-Effective  Amendment No. 3 to this  Registration  Statement  No.  33-89676, filed April 28, 1998.

5        Opinion re legality                                                              (included as Exhibit 23b)

6 - 9                                                                                                Not applicable

10       Material contracts (Investment Management Agreement):

         (a)      Agreement with Alliance Capital Management L.P. incorporated by reference to Post-Effective
                  No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

         (b)      Agreement with Blackrock Financial Management, Inc. incorporated by reference to
                  Post-Effective No. 3 to Registration Statement No. 33-53507, filed via EDGAR April 26, 2002.

11 - 22                                                                                              Not applicable

23a
         (i)   Consent of PricewaterhouseCoopers LLP                                                 FILED HEREWITH
         (ii)  Consent of Ernst & Young LLP                                                          FILED HEREWITH

23b      Opinion & Consent of Counsel                                                            FILED HEREWITH

24
         (a)      Powers of Attorney for Zafar  Rashid,  Executive  Vice  President and Chief  Financial  Officer filed via EDGAR with Post-Effective Amendment No. 4 to Registration Statement No. 333-96577, filed February 17, 2004.
         (b)      Powers of Attorney for James J. Avery,  Director,  Vivian L. Banta,  Director,  Richard J.  Carbone,  Director,
                  Helen M. Galt,  Director,  Ronald P. Joelson,  Director,  Andrew J. Mako, Director and David R. Odenath,  Chief
                  Executive Officer,  President and Director filed with Post-Effective  Amendment No. 5 to Registration Statement
                  No. 333-96577.

25 - 32                                                                                              Not applicable
---------------------------------------------------------------------------------------------------------------------------------

An index to the financial statement schedules is omitted because it is not required or is not applicable.

Item 17.          Undertakings

                  (a)  The undersigned Registrant hereby undertakes:

         (1)      To file,  during  any  period in which  offers or sales are being  made,  post-effective  amendments  to this registration statement:

                  (i)  To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus  any facts or events  arising after the effective date of the  registration statement (or the most recent  post-effective  amendment  thereof)  which,  individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)  To  include  any  material  information  with  respect  to the  plan of  distribution  not  previously disclosed in the registration statement;

         (2)      That,  for  the  purpose  of  determining  any  liability  under  the  Securities  Act  of  1933,  each  such post-effective  amendment shall be deemed to be a new registration  statement relating the securities offered therein,  and the  offering  of such  securities  at that time  shall be deemed to be the  initial  bona fide offering thereof; and

         (3)      To remove from  registration by means of a  post-effective  amendment any of the securities  being registered which remain unsold at the termination of the offering.

         (b)      The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining  any liability  under the
                  Securities Act of 1933,  each filing of the  Registrant's  annual report pursuant to section 13(a) or section
                  15(d) of the  Securities  Exchange Act of 1934 (and,  where  applicable,  each filing of an employee  benefit plan's annual report  pursuant to section 15(d) of the Securities  Exchange Act of 1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new registration  statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      Insofar as  indemnification  for  liabilities  arising under the  Securities  Act of 1933 may be permitted to directors,  officers and  controlling  persons of the  Registrant  pursuant to the foregoing  provisions,  or otherwise,  the Registrant  has been advised that in the opinion of the  Securities  and Exchange  Commission such  indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable.  In the  event  that a claim  for  indemnification  against  such  liabilities  (other  than the  payment  by the
                  Registrant of expenses  incurred or paid by a director,  officer or  controlling  person of the Registrant in the  successful  defense  of any  action,  suit or  proceeding)  is  asserted  by such  director,  officer or controlling  person in connection with the securities being  registered,  the Registrant will,  unless in the opinion  of its  counsel  the  matter  has  been  settled  by  controlling  precedent,  submit  to a court of appropriate  jurisdiction  the  question  whether  such  indemnification  by it is against  public  policy as expressed in the Act and will be governed by the final adjudication of such issue.

---------------------------------------------------------------------------------------------------------------------------------

LEGAL  EXPERTS:  The Counsel of American  Skandia  Life  Assurance  Corporation  has passed on the legal  matters with respect to
Federal laws and regulations applicable to the issue and sale of the Annuities and with respect to Connecticut law.

                                                                 Exhibits

Exhibit 23a
         (i)               Consent of Pricewaterhouse Coopers LLP             FILED HEREWITH
         (ii)              Consent of Ernst & Young LLP                   FILED HEREWITH

        23b                Opinion and Consent of Counsel                     FILED HEREWITH

                                                    SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  Registrant  certifies  that it has reasonable grounds  to  believe  that it meets  all of the  requirements  for  filing  on Form S-3 and has  duly  caused  this registration  statement to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the City of
Shelton, State of Connecticut, on the 20th day of April , 2004.

                                    AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                    Registrant

By:  /s/Robin Wagner                                                         Attest:  /s/Kathleen A. Chapman
        Robin Wagner, Vice President, Corporate Counsel                                Kathleen A. Chapman

Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                     Title                              Date
                                                (Principal Executive Officer)

         David R. Odenath**        Chief Executive Officer and President                  April 20, 2004
          David R. Odenath

                           (Principal Financial Officer and Principal Accounting Officer)

            Zafar Rashid*              Executive Vice President and                       April 20, 2004
            Zafar Rashid                  Chief Financial Officer

                                                (Board of Directors)

      James Avery**                           Vivian Banta**                             Richard Carbone**
      James AveryVivian Banta                 Richard Carbone

      Helen Galt**Ronald Joelson**          David R. Odenath**
      Helen Galt                              Ronald Joelson                            David R. Odenath

                                                 Andrew J. Mako**
                                                  Andrew J. Mako

                                    *By:    /s/Robin Wagner
                                               Robin Wagner

*Pursuant to Powers of Attorney filed with Post-Effective Amendment No. 4 to Registration Statement No. 333-96577.
     **Pursuant to Powers of Attorney filed with Post-Effective Amendment No. 5 to Registration Statement No.
                                                    333-96577